EXHIBIT 1.1

EXEUCTION VERSION

UNDERWRITING AGREEMENT

February 2, 2016

Ur-Energy Inc.

10758 W. Centennial Road

Suite 200

Littleton, Colorado

80127

Attention:             Mr. Jeffrey Klenda — Executive Director and Chairman and Acting Chief Executive Officer

Cantor Fitzgerald Canada Corporation (“CFCC” or the “Lead Underwriter”), Raymond James Ltd. and Dundee Securities Ltd. (collectively with CFCC, the “Underwriters”), understand that Ur-Energy Inc. (the “Company”) desires to issue and sell to the Underwriters 12,000,000 common shares of the Company (“Common Shares”) at a price of US$0.50 (the “Offering Price”) per Common Share (the “Purchased Shares”).

We also understand that the Company desires to grant the Underwriters an over-allotment option (the “Over-Allotment Option”) for the purpose of satisfying over-allotments, if any, and for market stabilization purposes. The Over-Allotment Option shall entitle the Underwriters to purchase up to an additional 1,800,000 Common Shares (each, an “Option Share” and, collectively, the “Option Shares”) at the Offering Price per Option Share. The Over-Allotment Option may be exercised in whole or in part at any time by the Lead Underwriter, on behalf of the Underwriters, by providing the Company with not less than two (2) Business Days’ (as defined below) notice in writing, at any time prior to the day that is 30 days from the Closing Date (as defined below) (the “Option Expiry Date”) specifying the number of Option Shares in respect of which the Over-Allotment Option is at such time being exercised. The Over-Allotment Option closing time (the “Option Closing Time”) shall be determined by the Lead Underwriter, on behalf of the Underwriters, but shall not be earlier than two (2) Business Days or later than five (5) Business Days after the exercise of the Over-Allotment Option and, in any event, may not be earlier than the Closing Date (as defined below) and may not be later than the Option Expiry Date.

The Purchased Shares and, to the extent that the Over-Allotment Option is exercised, the applicable Option Shares, are collectively referred to as the “Offered Shares”.

The Underwriters understand that the Company has filed a Registration Statement (as defined below) in the United States and is eligible and is prepared to file, concurrently with the execution of this Agreement, (i) the Canadian Preliminary Prospectus (as defined below) in the Qualifying Provinces and (ii) the U.S. Preliminary Prospectus Supplement (as defined below), and all necessary related documents required to qualify the Offered Shares for distribution to the public in the Qualifying Jurisdictions (as defined below). The Underwriters also understand that the Company shall prepare and file within the time limits, but in any case not later than the Qualification Deadline (as defined below), and on the terms set out below, (i) the Canadian Final Prospectus (as defined below) and (ii) the U.S. Final Prospectus Supplement (as defined below), and all necessary related documents in order to qualify for distribution to the public, the Offered Shares in each of the Qualifying Jurisdictions.

The Underwriters, severally and not jointly (or jointly and severally), offer to purchase from the Company, upon and subject to the terms and conditions contained herein, and by its acceptance hereof, and (i) the Company agrees to issue and sell to the Underwriters, at the Closing Time (as defined below), the Purchased Shares at an aggregate purchase price of US$6,000,000 (the “Gross Proceeds”), and (ii) in the event and to the extent that the Lead Underwriter, on behalf of the Underwriters, shall exercise the Over-Allotment Option, the Company agrees to issue and sell to the Underwriters, at the Option Closing Time, the applicable Option Shares at the Offering Price.

In consideration of the Underwriters’ agreement to purchase the Offered Shares, which will result from the Company’s acceptance of this offer and in consideration of the services to be rendered by the Underwriters in connection therewith, including assisting in preparing documentation relating to the Offered Shares, including the Canadian Prospectuses (as defined below) and the U.S. Prospectuses (as defined below), distributing the Offered Shares to the public directly and through other investment dealers and brokers and performing administrative work in connection with the distribution of the Offered Shares, the Company agrees to pay to the Lead Underwriter, on behalf of the Underwriters, an underwriting fee (the “Underwriting Fee”) equal to 6.0% of the Gross Proceeds and on any gross proceeds realized from the sale of the Option Shares, being an aggregate fee of US$360,000 (if the Over-Allotment Option is not exercised) and of US$414,000 (if the Over-Allotment Option is exercised in full).

The Offered Shares will be distributed in the Qualifying Jurisdictions by the Underwriters pursuant to the Canadian Prospectuses (as defined below) and pursuant to the U.S. Prospectuses (as defined below), and in jurisdictions other than the Qualifying Jurisdictions (the “Other Jurisdictions”) wherein the filing of a prospectus, registration statement or any other notice or document with respect to the distribution of the Offered Shares in such Other Jurisdictions shall not be required.

The Underwriters propose to offer the Offered Shares at the Offering Price specified above. After a reasonable effort has been made to sell all of the Offered Shares at the Offering Price, the Underwriters may offer the Offered Shares at a price less than the Offering Price in compliance with applicable Securities Laws.

The following are the additional terms and conditions of the agreement between the Company and the Underwriters:

Terms and Conditions

1                                         Definitions and Interpretation

1.1                               Whenever used in this Agreement:

“1934 Act” or “Exchange Act” means the Securities Exchange Act of 1934, as amended;

“Agreement” means the agreement resulting from the acceptance by the Company and the Underwriters of the terms of this underwriting agreement;

“Annual Report” means the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2014, filed in lieu of an annual information form, filed on SEDAR on March 2, 2015;

“Amendment” means, as applicable, any amendment to the Canadian Prospectuses, the Registration Statement, or the U.S. Prospectuses, which shall include all documents subsequently filed by the Company with Canadian Securities Regulators or the SEC pursuant to Canadian Securities Laws or the U.S. Securities Laws, as applicable,  that are deemed to be incorporated by reference therein;

“Applicable Time” means 5:30 p.m. on the date of this Agreement and the time of receipt of the Canadian Final Prospectus;

“Auditors” has the meaning ascribed thereto in Section 4.5.1;

“Business Day” means any day on which the TSX and the NYSE MKT are open for trading;

“Canadian Final Prospectus” means the (final) short form prospectus of the Company to be filed with the Canadian Securities Regulators in the Qualifying Provinces on or before the Qualification Deadline, and for greater certainty includes the Documents Incorporated by Reference therein;

“Canadian Preliminary Prospectus” means the preliminary short form prospectus of the Company dated the date hereof to be filed with the Canadian Securities Regulators in the Qualifying Provinces, and for greater certainty includes the Documents Incorporated by Reference therein;

“Canadian Prospectuses” means the Canadian Preliminary Prospectus and the Canadian Final Prospectus;

“Canadian Securities Laws” means, collectively, all applicable securities laws of each of the Qualifying Provinces and the respective rules and regulations under such laws together with applicable published instruments, notices and orders of the Canadian Securities Regulators;

“Canadian Securities Regulators” means the applicable securities commission or securities regulatory authority in each of the Qualifying Provinces, and “Canadian Securities Regulator” means any one of them;

“CF US” means Cantor Fitzgerald & Co.;

“CFCC” has the meaning ascribed thereto above;

“Claim” has the meaning ascribed thereto in Section 9.2;

“Closing Date” means February 17, 2016 or such other date as the Company and the Underwriters may mutually agree upon in writing but, in any event, not later than 42 days after the date of the receipt for the Canadian Final Prospectus;

“Closing Time” means 8:00 a.m., Toronto time, on the Closing Date, or such other time on the Closing Date as the Company and the Underwriters may mutually agree upon in writing;

“Common Shares” has the meaning ascribed thereto above;

“Company” means Ur-Energy Inc.;

“Continuing Underwriters” has the meaning ascribed thereto in Section 12.2;

“Critical Accounting Policies” has the meaning ascribed thereto in Section 6.1.73;

“Delivery Date” means either the Closing Date or the date of the Option Closing Time, as the context requires.

“distribution” means a “distribution” or “distribution to the public” within the meaning of such terms under Securities Laws;

“Documents Incorporated by Reference” means (a) in respect of the Canadian Prospectuses, the (i) Annual Report, (ii) the Company’s audited comparative consolidated financial statements prepared in accordance with U.S. GAAP as at and for the fiscal year ended December 31, 2014, together with the auditors’ report thereon, forming part of the Annual Report; (iii) the Company’s management’s discussion and analysis of financial condition and results of operations as at and for the fiscal year ended December 31, 2014, forming part of the Annual Report; (iv) the Company’s unaudited consolidated financial statements prepared in accordance with U.S. GAAP as at and for the three months ended September 30, 2015, filed on Form 10-Q, as filed on SEDAR on October 30, 2015; (v) the Company’s management’s discussion and analysis of financial condition and results of operations as at and for the three months ended September 30, 2015, filed on Form 10-Q, as filed on SEDAR on October 30, 2015; (vi) the management proxy circular of the Company prepared in connection with the Company’s annual and special meeting of shareowners held on May 28, 2015, as filed on SEDAR on March 27, 2014; (vii) all material change reports and current reports of the Company (other than confidential reports) filed with the securities commissions or other regulatory bodies on or after the date of the above noted audited comparative consolidated financial statements, and on or before the Closing Time; and (ix) any other documents required or deemed to be incorporated by reference in the Canadian Prospectuses in accordance with applicable Canadian Securities Laws and (b) in respect of the U.S. Prospectuses all documents deemed to be incorporated by reference therein in accordance with applicable rules under U.S. Securities Laws;

“Environmental Laws” has the meaning ascribed thereto in Section 6.1.58;

“Execution Time” means the date and time that this Agreement is executed and delivered by the parties hereto;

“Financial Information” means any financial statement, auditors’ reports, accounting data and other numerical data contained in the Canadian Prospectuses or the U.S. Prospectuses, or any document incorporated by reference therein;

“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405 of the Securities Act;

“Governmental Body” means any: (i) multinational, federal, provincial, state, municipal, local or other governmental or public department, central bank, court, commission, board, bureau, agency or instrumentality, domestic or foreign; (ii) any subdivision or authority of any of the foregoing; (iii) any quasi-governmental, stock exchange, self-regulatory organization or private body exercising any regulatory, expropriation or taxing authority under or for the account of its members or any of the above; or (iv) any arbitrator exercising jurisdiction over the affairs of the applicable Person, asset, obligation or other matter;

“Gross Proceeds” has the meaning ascribed thereto above;

“Hazardous Materials” has the meaning ascribed thereto in Section 6.1.58;

“Indemnified Party” has the meaning ascribed thereto in Section 9.1;

“Indemnifying Party” has the meaning ascribed thereto in Section 9.1;

“Issuer Free Writing Prospectus” means each “issuer free writing prospectus” (as defined in Rule 433 under the Securities Act) relating to the Offered Shares;

“Law” means any and all laws, including all federal, provincial, state and local statutes, codes, ordinances, guidelines, decrees, rules, regulations and municipal by-laws and all judicial, arbitral, administrative, ministerial, departmental or regulatory judgments, orders, directives, decisions, rulings or awards or other requirements of any Governmental Body, binding on or affecting the Person referred to in the context in which the term is used;

“Lead Underwriter” has the meaning ascribed thereto above;

“Lien” means any encumbrance or title defect of whatever kind or nature, regardless of form, whether or not registered or registrable and whether or not consensual or arising by law (statutory or otherwise), including any mortgage, lien, charge, pledge or security interest, whether fixed or floating, or any assignment, lease, option, right of pre-emption, privilege, encumbrance, easement, servitude, right of way, restrictive covenant, right of use or any other right or claim of any kind or nature whatever which affects ownership or possession of, or title to, any interest in, or right to use or occupy such property or assets;

“marketing materials” has the meaning ascribed thereto in NI 41-101;

“Material Adverse Effect” has the meaning ascribed thereto in Section 6.1.19;

“Material Properties” means, collectively, (a) the Lost Creek Property, located in Sweetwater County, Wyoming, and (b) the Shirley Basin project, located in Carbon County, Wyoming, as described in the Canadian Prospectuses and the U.S. Prospectuses;

“Material Subsidiaries” mean, collectively, Ur-Energy USA Inc., NFU Wyoming, LLC, Lost Creek ISR, LLC and Pathfinder Mines Corporation;

“Mining Rights” means, without limitation, freehold title, fee title, leases, concessions, patented mining claims and millsites, unpatented mining claims and millsites, prospecting and exploration rights, mining and mineral rights, in respect of the Material Properties, or other conventional property or proprietary interests or rights, recognized in the jurisdiction in which the Material Properties are located;

“Money Laundering Laws” has the meaning ascribed thereto in Section  6.1.70;

“NI 41-101” means National Instrument 41-101 — General Prospectus Requirements of the Canadian Securities Administrators;

“NI 43-101” has the meaning ascribed thereto in Section 6.1.40;

“NI 44-101” means National Instrument 44-101 — Short Form Prospectus Distributions of the Canadian Securities Administrators;

“NI 45-106” means National Instrument 45-106 Prospectus Exemptions;

“NYSE MKT” means NYSE MKT LLC;

“OFAC” has the meaning ascribed thereto in Section 6.1.71;

“Offered Shares” has the meaning ascribed thereto above;

“Option Closing Time” has the meaning ascribed thereto above;

“Option Expiry Date” has the meaning ascribed thereto above;

“Offering Price” has the meaning ascribed thereto above;

“Option Shares” has the meaning ascribed thereto above;

“Other Jurisdictions” has the meaning ascribed thereto above;

“Over-Allotment Option” has the meaning ascribed thereto above;

“Owned Real Property” has the meaning ascribed thereto in Section 6.1.54;

“Passport Procedures” means, collectively, the procedures provided for under Multilateral Instrument 11-102 — Passport System and National Policy 11-202 — Process for Prospectus Reviews in Multiple Jurisdictions of the Canadian Securities Regulators;

“PCAOB” has the meaning ascribed thereto in 4.5.1;

“Permitted Liens” means (i) the mortgages, deeds of trusts and related security interests described in the U.S. Prospectuses and the Canadian Prospectuses, (ii) the production royalties described in the U.S. Prospectuses and the Canadian Prospectuses, (iii) Liens for taxes and other obligations owing to Governmental Bodies and assessments not yet due or delinquent or that are being contested in good faith by appropriate proceedings, (iv) Liens imposed by Law and incurred in the ordinary course for obligations not yet due or delinquent, (v) Liens in respect of pledges or deposits under workers’ compensation, social security or similar Laws, (vi) easements, restrictions and reservations of record, if any, that do not materially detract from the value of or materially impair the use or marketability of the property affected, (vii) building and zoning by-laws, Laws, ordinances and regulations that do not materially detract from the value of or materially impair the use or marketability of the property affected, (viii) Liens securing indebtedness reflected in the Financial Information, and (ix) other Liens or imperfections on property which are not material in amount and do not materially detract from the value of or materially impair the use or marketability of the property affected by such Lien or imperfections;

“Person” or “person” means any individual, partnership, limited partnership, joint venture, sole proprietorship, company or corporation, trust, trustee, unincorporated organization, a government or an agency or political subdivision thereof;

“Pricing Disclosure Package” means, as of the Applicable Time, the U.S. Base Prospectus, the U.S. Preliminary Prospectus Supplement, and the Issuer Free Writing Prospectus included in Schedule “A” hereto and any other Issuer Free Writing Prospectus filed or used by the Company on or before the Applicable Time, other than a road show that is an Issuer Free Writing Prospectus but is not required to be filed under Rule 433 under the Securities Act, and the U.S. Final Prospectus Supplement as of the time of its filing;

“Prospectus Receipt” means the receipt issued by the Ontario Securities Commission, which is deemed to also be a receipt of the other Canadian Securities Regulators pursuant to the Passport System, for the Canadian Preliminary Prospectus, the Canadian Final Prospectus, and any Amendment thereto, as the case may be;

“Purchased Shares” has the meaning ascribed thereto above;

“Qualification Deadline” means 2:00 p.m. Toronto time on February 9, 2016 or such later date and time as the Company and the Lead Underwriter may mutually agree upon in writing;

“Qualifying Jurisdictions” means the Qualifying Provinces and the United States;

“Qualifying Provinces” means each of the provinces of Canada, except Québec;

“Refusing Underwriter” has the meaning ascribed thereto in Section 12.2;

“Registration Statement” means the Company’s shelf registration statement on Form S-3, (No. 333-198232) as amended, including the U.S. Base Prospectus, and any post-effective amendment thereto, the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b), all exhibits to such registration statement and including the information deemed by virtue of Rule 430B under the Securities Act to be part of such registration statement at the time it was declared effective by the Commission;

“Sanctions” has the meaning ascribed thereto in Section 6.1.71;

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002;

“SEC” or “Commission” means the Securities Exchange Commission of the United States;

“Securities Act” means the Securities Act of 1933, as amended;

“Securities Laws” means collectively, and, as the context may require, Canadian Securities Laws and/ or U.S. Securities Laws;

“Selling Firm(s)” has the meaning ascribed thereto in Section 2.1;

“Standard Listing Conditions” has the meaning ascribed thereto in Section 4.4;

“Stock Exchanges” means the TSX and the NYSE MKT;

“Supplementary Material” means, collectively, all supplemental or additional or ancillary material, information, evidence, returns, reports, applications, statements or documents related to the Canadian Prospectuses, the Registration Statement, the U.S. Prospectuses or any Amendment;

“Tax Act” means the Income Tax Act (Canada) and the regulations promulgated thereunder;

“Technical Reports” means, collectively, (i) the “Preliminary Economic Assessment of the Lost Creek Property, Sweetwater County, Wyoming” dated January 19, 2016 and (ii) the “Preliminary Economic Assessment, Shirley Basin Uranium Project, Carbon County, Wyoming, USA” dated January 27, 2015;

“template version” has the meaning ascribed thereto in NI 41-101;

“Term Sheet” means the term sheet dated January 26, 2016 and reconfirmed on January 27, 2016 entitled “Ur-Energy Inc. — Public Offering of Shares” that constitutes the template version of marketing materials that is required to be filed with the Canadian Securities Regulators in accordance with NI 44-101;

“Title Reports” means the reports with respect to title to, and the interest of, the Company and/or the Subsidiaries in the Material Properties listed on Schedule “B” attached hereto;

“TMX Group” has the meaning ascribed thereto in Section 20;

“TSX” means the Toronto Stock Exchange;

“Transaction Documents” means all documents executed or delivered or to be executed or delivered pursuant to the distribution of the Offered Shares and this Agreement;

“Underwriter Defaulted Shares” has the meaning ascribed thereto in Section 12.2;

“Underwriters” has the meaning ascribed thereto above;

“Underwriters’ Disclosure” means disclosure relating solely to and provided in writing by the Underwriters or any of them and any other disclosure provided in writing to the Company by or on behalf of the Underwriters for inclusion in the applicable disclosure document;

“Underwriting Fee” has the meaning ascribed thereto above;

“United States” means the United States of America, its territories and possessions, any state of the United States and the District of Columbia;

“U.S. Base Prospectus” means the U.S. base prospectus, dated September 12, 2014, contained in the Registration Statement at the Execution Time;

“U.S. GAAP” means generally accepted accounting principles of the United States;

“U.S. Preliminary Prospectus Supplement” means the preliminary prospectus supplement relating to the offer and sale of the Offered Shares, as filed with the Commission pursuant to Rule 424(b) under the Securities Act;

“U.S. Final Prospectus Supplement” means the final prospectus supplement relating to the offer and sale of the Offered Shares, as filed with the Commission pursuant to Rule 424(b) under the Securities Act;

“U.S. Prospectus” means the U.S. Final Prospectus Supplement together with the U.S. Base Prospectus;

“U.S. Prospectus Supplements” means the U.S. Preliminary Prospectus Supplement together with the U.S. Final Prospectus Supplement;

“U.S. Prospectuses” means the U.S. Base Prospectus, U.S Preliminary Prospectus Supplement and the U.S. Final Prospectus Supplement; and

“U.S. Securities Laws” means all applicable securities laws in the United States, including without limitation, the Securities Act, the Exchange Act and the rules and regulations promulgated thereunder, and any applicable state securities laws.

1.2                               Whenever used in this Agreement, the terms “associate”, “misrepresentation”, “material fact”, and “material change” shall have the meanings given to such terms under applicable Canadian Securities Laws, and the terms “affiliate” and “subsidiary” shall have the meanings given to such terms in NI 45-106

1.3                               Any reference to the “Registration Statement” or the “U.S. Prospectus” shall be deemed to refer to and include any documents incorporated by reference therein pursuant to Form S-3 under the Securities Act as of the date of the Registration Statement or U.S. Final Prospectus Supplement. Any reference to any amendment or supplement to the U.S. Prospectus shall be deemed to refer to and include any document filed under the Exchange Act, after the date of the U.S. Base Prospectus or U.S Final Prospectus Supplement, and before the date of such amendment or supplement and incorporated by reference therein; and any reference to any amendment to the Registration Statement shall be deemed to include any document filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act after the date of its effectiveness and before the date of such amendment that is incorporated by reference in the Registration Statement.

1.4                               Any reference in this Agreement to a designated “Section”, “Paragraph” or other subdivision refers to the designated section, paragraph or other subdivision of this Agreement.

1.5                               The words “herein” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular section or other subdivision of this Agreement.

1.6                               The word “including”, when following any general statement, term or matter, is not to be construed to limit such general statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation” or “but not limited to” or words of similar import) is used with reference thereto but rather refers to all other items or matters that could reasonably fall within the broadest possible scope of such general statement, term or matter.

1.7                               Any reference to a statute includes and, unless otherwise specified herein, is a reference to such statute and to the rules and regulations made or promulgated pursuant thereto, with all amendments made thereto and in force from time to time, and to any statute, rules or regulations that may be passed which have the effect of supplementing or superseding any such statute, rule or regulation.

1.8                               Any reference to “party” or “parties” means the Company, the Underwriters, or both, as the context requires.

1.9                               The headings in this Agreement are for convenience of reference only and do not affect the interpretation of this Agreement.

1.10                        Whenever used in this Agreement, words importing the singular number only shall include the plural and vice versa and words importing the masculine gender shall include the feminine gender.

1.11                        All references to monetary amounts in this Agreement are to the lawful money of the United States.

2                                         Covenants of the Underwriters

Each of the Underwriters, severally and not jointly (or jointly and severally), represents, warrants, covenants and agrees with the Company that:

2.1                               they may offer the Offered Shares for sale to the public in the Qualifying Jurisdictions on behalf of the Company, directly (including through any affiliate of an Underwriter) and through other investment dealers and brokers (the Underwriters, together with such other investment dealers and brokers, are referred to herein as the “Selling Firms”), only as permitted by and in accordance with applicable Securities Laws, upon the terms and conditions set forth in the Canadian Prospectuses, the U.S. Prospectuses and in this Agreement, and that each of them and the Selling Firms will not, directly or indirectly, offer Offered Shares for sale in any jurisdiction, other than the Qualifying Jurisdictions, that would require the filing of a prospectus, registration statement, offering memorandum or similar document or would result in the Company having any material ongoing reporting or other obligation in such jurisdiction. The Underwriters shall be entitled to assume that the Offered Shares are qualified for distribution in any Qualifying Province where the Prospectus Receipt shall have been obtained following the filing of the Canadian Prospectuses;

2.2                               from the date of commencement of distribution of the Common Shares to the date such distribution ceases, they will: (i) not provide to any potential investors of the Common Shares any marketing materials without the prior approval by the Company of the template version of such marketing materials, such approval to be evidenced by a written agreement between the Company and the Lead Underwriter on behalf of the Underwriters; provided, for greater certainty, that the Term Sheet was approved by the Company and CFCC on behalf of the Underwriters pursuant to a written agreement reconfirmed on January 27, 2016; and (ii) provide a copy of the Canadian Prospectuses and the U.S. Prospectuses to each potential investor of Offered Shares who receives any marketing materials and to each potential investor of the Offered Shares that expresses an interest in acquiring Offered Shares;

2.3                               offers and sales of the Offered Shares in the United States shall be made by or through the Underwriters’ U.S. registered broker-dealer affiliates;

2.4                               they will complete and will use their commercially reasonable efforts to cause their Selling Firms, if any, to complete the distribution of the Offered Shares as promptly as possible after the Closing Time, or the Option Closing Time, as applicable, and the Lead Underwriter, on behalf of the Underwriters, will notify the Company when, in their opinion, the distribution of the Offered Shares shall have ceased and provide a breakdown of the number of Offered Shares distributed in each Qualifying Province where such breakdown is required for the purpose of calculating fees payable to, or reimbursable by, Canadian Securities Regulators; and

2.5                               such Underwriter shall not include any “issuer information” (as defined in Rule 433 under the Securities Act) in any Free Writing Prospectus used or referred to by such Underwriter without the prior written consent of the Company; provided that (i) no such consent shall be required with respect to any such issuer information contained in any document filed by the Company with the Commission prior to the use of such Free Writing Prospectus, and (ii) “issuer information”, as used in this Section 2.5, shall not be deemed to include information prepared by or on behalf of such Underwriter on the basis of or derived from issuer information.

3                                         Covenants of the Company

The Company covenants and agrees with the Underwriters and CF US that:

3.1                               the Offered Shares will be duly and validly created, authorized and issued on the payment therefor and such Offered Shares will have attributes corresponding in all material respects to the descriptions thereof in this Agreement, the Canadian Prospectuses and the U.S. Prospectuses;

3.2                               it shall have, by not later than the Qualification Deadline, prepared and filed the Canadian Final Prospectus, in a form approved by the Underwriters, acting reasonably;

3.3                               prior to the filing of the Canadian Final Prospectus with the Canadian Securities Regulators, the Company will file or cause to be filed with the TSX and the NYSE MKT all necessary documents and will take commercially reasonable steps to ensure that the Offered Shares have been approved (or conditionally approved) for listing and for trading on the TSX and the NYSE MKT, subject only to satisfaction by the Company of the Standard Listing Conditions, and the Company shall thereafter use its commercially reasonable efforts to fulfill the Standard Listing Conditions, if any, within the time period prescribed by the TSX and the NYSE MKT;

3.4                               it shall fulfil to the satisfaction of the Underwriters, acting reasonably, all legal requirements to be fulfilled by it to enable the Offered Shares to be offered for sale and sold to the public in the Qualifying Jurisdictions by or through the Selling Firms who comply with all applicable Securities Laws in each of the Qualifying Jurisdictions; the Company will use its commercially reasonable efforts to fulfil all legal requirements to be fulfilled by it to permit the distribution of the Offered Shares in each Qualifying Jurisdiction as soon as possible but in any event not later than the Qualification Deadline; such fulfilment shall include, without limiting the generality of the foregoing, compliance with all applicable Securities Laws including, without limitation, compliance with all requirements with respect to and the preparation and filing of the Canadian Prospectuses and the U.S. Prospectus Supplements in each of the Qualifying Jurisdictions;

3.5                               until the completion of the distribution of the Offered Shares, it shall allow and assist the Underwriters to participate fully in the preparation of the Canadian Prospectuses, the U.S. Prospectus Supplements and any Amendment and shall allow the Underwriters to conduct all “due diligence” investigations which the Underwriters may reasonably require to fulfil the Underwriters’ obligations as underwriters and to enable the Underwriters responsibly to execute any certificate required to be executed by the Underwriters in the Canadian Prospectuses, which shall include one or more due diligence sessions to be held prior to the Closing Time at which management of the Company, the Auditor, the legal counsel of the Company and the authors of the Technical Reports, shall participate. It shall be a condition precedent to the Underwriters’ execution of any certificate in the Canadian Prospectuses, or the filing of the U.S. Final Prospectus Supplement or any Amendment that the Underwriters be satisfied, acting reasonably, as to the form and content of the document and the execution thereby of such certificate shall be conclusive evidence of such satisfaction;

3.6                               it will comply with Section 57 of the Securities Act (Ontario) and with the other comparable provisions of the applicable Canadian Securities Laws in each of the Qualifying Provinces and during the period from the date hereof to the completion of distribution of the Offered Shares, will promptly inform the Underwriters in writing of the full particulars of any material change (for greater certainty, material in the context of all assets, liabilities (contingent or otherwise), capital, ownership of the Company or proposed ownership of the Company, considered together), actual, anticipated or threatened, in the operating, financial or physical condition of the assets of the Company or any of them, or in the business of the Company or of any change in any material fact contained or referred to in the Canadian Prospectuses, the U.S. Prospectuses, any Issuer Free Writing Prospectus, or any Amendment or Supplementary Material thereto or any document incorporated by reference therein, or, and of the existence of any material fact which is, or may be, of such a nature as to render the Canadian Prospectuses, the U.S. Prospectuses, any Issuer Free Writing Prospectus, any Amendment or Supplementary Material thereto, untrue or misleading in a material respect or result in a misrepresentation. The Company shall, to the satisfaction of the Underwriters and their counsel, acting reasonably, promptly comply with all applicable filing and other requirements under Canadian Securities Laws in each of the Qualifying Provinces and under U.S. Securities Laws as a result of such change. The Company shall, in good faith, first discuss with the Lead Underwriter any change in circumstances (actual or proposed within the Company’s knowledge) which is of such a nature that there is reasonable doubt whether notice need be given to the Underwriters pursuant to this Section 3.6 and, in any event, prior to making any filing referred to in this Section 3.6. For greater certainty, it is understood and agreed that during the period between the date hereof to the date of completion of the distribution of the Offered Shares, if the Lead Underwriter reasonably determines, after consultation with the Company, that a material change or change in a material fact has occurred which makes untrue or misleading any statement of a material fact contained in the Canadian Prospectuses, the U.S. Prospectuses, any Issuer Free Writing Prospectus, any Amendment or Supplementary Material thereto, or which may result in a misrepresentation, the Company will:

3.6.1                     prepare and file promptly any Amendment which in its opinion, acting reasonably, may be necessary or advisable, after consultation with the Lead Underwriter; and

3.6.2                     contemporaneously with filing the Amendment under the applicable laws of the Qualifying Jurisdictions, deliver to the Underwriters:

3.6.2.1                                   a copy of the Amendment, originally signed to the extent required by the Securities Laws;

3.6.2.2                                   a copy of all documents relating to the proposed distribution of the Offered Shares and filed with the Amendment under the applicable Securities Laws; and

3.6.2.3                                   such other documents as the Underwriters shall reasonably require;

3.7                               it shall use reasonable efforts to qualify or register, as applicable, the Offered Shares for sale under the Securities Laws of the Qualifying Jurisdictions and to continue such qualifications or registrations, as applicable, in effect so long as required for the distribution of the Offered Shares;

3.8                               it and its subsidiaries will comply in all material respects with the applicable provisions of the Sarbanes Oxley Act, including, without limitation, maintaining such controls and other procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is (i) recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms and (ii) accumulated and communicated to the Company’s management to ensure that material information relating to the Company and its subsidiaries is made known to them by others within those entities;

3.9                               it will prepare the U.S. Prospectus Supplements in a form approved by the Lead Underwriter and file the U.S. Preliminary Prospectus Supplements pursuant to Rule 424(b) under the Securities Act not later than the Commission’s close of business on the date hereof and file the U.S. Final Prospectus not later than the Commission’s close of business on the date that the Canadian Final Prospectus is filed; make no further amendment or any supplement to the Registration Statement or the U.S. Prospectuses prior to the last Delivery Date except as provided herein; advise the Lead Underwriter, promptly after it receives notice thereof, of the time when any amendment or supplement to the Registration Statement or the U.S. Prospectuses has been filed and furnish the Lead Underwriter with copies thereof; advise the Lead Underwriter, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the U.S. Prospectuses or any Issuer Free Writing Prospectus, of the suspension of the qualification of the Offered Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding or examination for any such purpose or of any request by the Commission for the amending or supplementing of the Registration Statement, the U.S. Prospectuses or any Issuer Free Writing Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of the U.S. Prospectuses or any Issuer Free Writing Prospectus or suspending any such qualification, use promptly its best efforts to obtain its withdrawal;

3.10                        it will furnish promptly to each of the Lead Underwriter and to counsel for the Underwriters a signed copy of the Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith;

3.11                        if not previously paid, it will pay the Commission filing fees relating to the Offered Shares with respect to each Delivery Date within the time required by U.S. Securities Laws;

3.12                        if the delivery of a prospectus is required at any time after the date hereof in connection with the offering or sale of the Offered Shares or any other securities relating thereto and if at such time any events shall have occurred as a result of which the U.S. Prospectuses, as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when any such U.S.

Prospectuses are delivered, not misleading, or, if for any other reason it shall be necessary to amend or supplement the U.S. Prospectuses, in order to comply with U.S. Securities Laws, to notify the Lead Underwriter and, upon their request, to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as the Lead Underwriter may from time to time reasonably request of amended or supplemented U.S. Prospectuses, that will correct such statement or omission or effect such compliance;

3.13                        it will file promptly with the Commission any amendment or supplement to the Registration Statement or the U.S. Prospectuses that may, in the judgment of the Company or the Lead Underwriter, be required by the Securities Act or requested by the Commission;

3.14                        prior to filing with the Commission any amendment or supplement to the Registration Statement or the U.S. Prospectuses, any document incorporated by reference therein, or any amendment to any document incorporated by reference in the Registration Statement or the U.S. Prospectuses, it will furnish a copy thereof to the Lead Underwriter and counsel for the Underwriters; provided that prior to filing any such amendment or supplement the Lead Underwriter shall not have reasonably objected in writing and such amendment or supplement is in compliance with Applicable Securities Laws;

3.15                        it will not make any offer relating to the Offered Shares that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Lead Underwriter;

3.16                        it will comply with all applicable requirements of Rule 433 under the Securities Act with respect to any Issuer Free Writing Prospectus. If at any time after the date hereof any events shall have occurred as a result of which any Issuer Free Writing Prospectus, as then amended or supplemented, would conflict with the information in the Registration Statement or the U.S. Prospectuses or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or, if for any other reason it shall be necessary to amend or supplement any Issuer Free Writing Prospectus, to notify the Lead Underwriter and, upon its request, to file such document;

3.17                        it will apply the net proceeds from the sale of the Offered Shares being sold by the Company substantially in accordance with the description as set forth in the Canadian Prospectuses and the U.S. Prospectuses under the caption “Use of Proceeds”;

3.18                        it will cause each of the Company’s directors and officers and each of the other persons and entities listed on Exhibit “A” to execute and deliver to the

Lead Underwriter a lock-up agreement in the form of Exhibit “B” hereto on or before the Closing Date;

3.19                        it will do and perform all things required or necessary to be done and performed under this Agreement by it prior to each Delivery Date, and to satisfy all conditions precedent to the Underwriters’ obligations hereunder to purchase the Offered Shares; and

3.20                        it will make generally available to its securityholders as soon as practicable, but in any event not later than 15 months after the end of the Company’s current fiscal quarter, an earnings statement covering a 12-month period that satisfies the provisions of Section 11(a) and Rule 158 of the Securities Act.

4                                         Deliveries

The Company shall cause to be delivered to the Underwriters without charge contemporaneously with, or prior to the filing of the Canadian Prospectuses, the U.S. Prospectuses, or any Amendment, as the case may be:

4.1                               a copy of the Canadian Preliminary Prospectus and the Canadian Final Prospectus, signed on behalf of the Company, by the persons required by Canadian Securities Laws, including any Documents Incorporated by Reference therein (other than such documents already filed publicly with a Securities Commission and available on SEDAR, which shall be deemed to be delivered to the Underwriters);

4.2                               a copy of the Registration Statement, the U.S. Prospectus Supplements, any Issuer Free Writing Prospectus, any Amendments, as required by the Securities Laws and, in each case as soon as available to the Company and in such quantities as the Underwriters may from time to time reasonably request;

4.3                               a copy of any other document required to be filed by the Company under the Securities Laws or delivered to the Canadian Securities Regulators or the Commission in connection with the Offering;

4.4                               concurrently with the filing of the Canadian Final Prospectus, evidence satisfactory to the Underwriters of the approval (or conditional approval) of the listing and posting for trading on the TSX and the NYSE MKT of the Offered Shares, subject only to satisfaction by the Company of customary post-closing conditions imposed by the TSX and the NYSE MKT, as applicable, in similar circumstances (the “Standard Listing Conditions”);

4.5                               at each of (i) the filing of the Canadian Final Prospectus, (ii) any Amendment, and (iii) each of the Closing Time and Option Closing Time:

4.5.1                     PricewaterhouseCoopers LLP, as auditors for the Company (the “Auditors”), shall have delivered one or more letters, in form and substance satisfactory to the Lead Underwriter, addressed to the Underwriters and CF US (i) confirming that they are independent public accountants within the meaning of the Securities Act and the U.S. Public Company Accounting Oversight Board (“PCAOB”) and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the SEC, and (ii) stating the conclusions and findings of such firm with respect to the financial information of the Company contained in the Canadian Prospectuses, the U.S. Prospectuses and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.

4.6                               as soon as it is available, and in any event prior to the Closing Time, evidence satisfactory to the Lead Underwriter (i) of the approval of the listing and posting for trading on the Stock Exchanges of the Offered Shares, subject only to the satisfaction by the Company of the Standard Listing Conditions, and (ii) if applicable, that the Financial Industry Regulatory Authority has raised no objection to the terms of this offering and the amount of compensation allowable or payable to the Underwriters as described in the Canadian Prospectuses and the U.S. Prospectuses;

4.7                               as soon as they are available to the Company, such numbers of commercial copies of the Canadian Prospectuses, the U.S. Preliminary Prospectus Supplement, the U.S. Prospectus and any Amendment for distribution to purchasers of the Offered Shares, as the Underwriters may reasonably require, without charge, in such cities in the Qualifying Jurisdictions as the Underwriters may reasonably request; and

4.8                               during the period commencing on the date hereof and ending on the date of completion of the distribution of the Offered Shares, any press release of the Company relating to the Company or the Offering, for review and approval by the Lead Underwriter and counsel to the Underwriters, such approval not to be unreasonably withheld, prior to issuance.

5                                         Representations and Warranties - Prospectus

5.1                               The delivery to the Underwriters of the documents referred to in Sections 4.1, 4.2 and 4.7 hereof shall constitute:

5.1.1                     the representation and warranty of the Company to the Underwriters and CF US that each such document at the time of its respective delivery complied in all material respects with the requirements of the Securities Laws pursuant to which it was or is prepared (if any), and, as applicable, filed (if any) and that all the information and statements contained therein (except information and statements relating solely to the Underwriters’ Disclosure) are, at the respective dates of delivery thereof, true and correct, contain no misrepresentation and constitute full, true and plain disclosure of all material facts relating to the Company and its subsidiaries, taken together, and the Offered Shares as required by applicable Securities Laws; and

5.1.2                     the representation and warranty of the Company to the Underwriters and CF US, that, except as has been publicly disclosed, since September 30, 2015, there has been no material adverse change, actual, contemplated or, to the best of the Company’s knowledge, threatened, in the business, affairs, operations, assets, liabilities, contingent or otherwise, capital or ownership of the Company.

5.2                               The Company consents to the use by the Underwriters of the documents referred to in Sections 4.1, 4.2  and 4.7 in connection with the distribution of the Offered Shares in the Qualifying Jurisdictions in compliance with the provisions of this Agreement and applicable Canadian Securities Laws.

6                                         Representations and Warranties - General

6.1                               The Company represents and warrants to each of the Underwriters and CF US, as of the date hereof (it being understood that any certificate signed by any director or officer of the Company and delivered to the Underwriters or counsel to the Underwriters in connection with the Offering shall be deemed a representation and warranty by the Company to each of the Underwriters as to matters covered thereby), and acknowledges that each of the Underwriters and CF US is relying upon such representations and warranties, that:

6.1.1                     Registration Statement. A shelf registration statement on Form S-3, and any post-effective amendment thereto, relating to the offer and sale, from time to time, of the Common Shares has (i) been prepared by the Company in conformity, in all material respects, with the requirements of the Securities Act, and the rules and regulations of the Commission thereunder; (ii) been filed with the Commission under the Securities Act; and (iii) been declared effective by the Commission. Copies of such registration statement and any amendment thereto have been delivered by the Company to the Lead Underwriter.

6.1.1.1                                   The Company was not at the time of initial filing of the Registration Statement or within three (3) years prior to the date hereof and at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Common Shares, and is not on the date hereof and will not be on the applicable delivery date, an “ineligible issuer” (as defined in Rule 405 under the Securities Act).

6.1.1.2                                   The Registration Statement complies and the U.S. Prospectus and any further amendments or supplements to the Registration Statement or the U.S. Prospectus will comply in all material respects with the applicable provisions of the Securities Act and the rules and regulations thereunder. The U.S. Prospectus Supplements will conform, in all material respects when filed with the Commission pursuant to Rule 424(b) under the Securities Act and on the applicable delivery date to the requirements of the Securities Act and the rules and regulations thereunder. The documents incorporated by reference in the Registration Statement conformed, and any further documents incorporated by reference in the U.S. Prospectus will conform, when filed with the Commission, in all material respects to the requirements of the Exchange Act or the Securities Act, as applicable, and the rules and regulations of the Commission thereunder.

6.1.1.3                                   The Registration Statement did not as of the date it was declared effective by the Commission, and will not as at the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

6.1.1.4                                   The U.S. Prospectus will not, as of its date or as of the applicable delivery date, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

6.1.1.5                                   The Pricing Disclosure Package did not, as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

6.1.2                     Exchange Act Reports. The documents incorporated by reference in the U.S. Base Prospectus did not, and any further documents filed and incorporated by reference therein will not, when filed with the Commission, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

6.1.3                     Seasoned Issuer Status. The Company has been since the time of initial filing of the Registration Statement and continues to be a

“seasoned issuer” eligible to use Form S-3 for the offering of the Offered Shares, including not having been an “ineligible issuer” (as defined in Rule 405), and is permitted to use Free Writing Prospectuses.

6.1.4                     Issuer Free Writing Prospectus. Each Issuer Free Writing Prospectus listed in Schedule “A” hereto, when taken together with the Pricing Disclosure Package, did not, as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

6.1.4.1                                   Each Issuer Free Writing Prospectus conformed or will conform in all material respects to the requirements of the Securities Act and the rules and regulations thereunder on the date of first use, and the Company has complied with all prospectus delivery and any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to the Securities Act and rules and regulations thereunder. The Company has not made any offer relating to the Offered Shares that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Lead Underwriter. The Company has retained in accordance with the Securities Act and the rules and regulations thereunder all Issuer Free Writing Prospectuses that were not required to be filed pursuant to the Securities Act and the rules and regulations thereunder.

6.1.5                     Offering Materials. The Company has not distributed and, prior to the later to occur of any delivery date and completion of the distribution of the Offered Shares, will not distribute any offering material (including for greater certainty any marketing materials in respect of the Common Shares that would be required to be incorporated by reference into the Canadian Prospectuses or any Amendment thereto) in connection with the offering and sale of the Offered Shares other than the U.S. Prospectuses, the Canadian Prospectuses, the Term Sheet, and any Issuer Free Writing Prospectus to which the Lead Underwriter has consented in accordance with 3.14.

6.1.6                     Reporting Issuer. The Company is a “reporting issuer”, or the equivalent thereof, in each of the Qualifying Provinces, and the Company has fulfilled or will, on or prior to the Closing Time, fulfill, all legal requirements to be fulfilled by the Company under applicable Canadian Securities Laws, including the filing of all continuous disclosure materials required to be filed pursuant to applicable Canadian Securities Laws, to qualify the Offered Shares to be offered for sale and distribution to the public in all the Qualifying Provinces through investment dealers, brokers or other similar registrants who have complied with the relevant provisions of applicable Canadian Securities Laws and the terms of their respective registrations and the Company is not included on a list of defaulting reporting issuers maintained by any of the Canadian Securities Regulators of such jurisdictions. The Company is in compliance in all material respects with Canadian Securities Laws.

6.1.7                     Power and Authority. The Company and each of the Material Subsidiaries has been duly incorporated, continued, amalgamated, organized or formed, as the case may be, and organized and is existing under the laws of its respective jurisdiction of incorporation, continuance, amalgamation, organization or formation and has all requisite corporate or similar power, capacity and authority to carry on its business as now conducted or contemplated to be conducted and to own, lease and operate its property and assets and, in the case of the Company, to execute, deliver and perform its obligations hereunder. The Company and each of the Material Subsidiaries is duly qualified to do business and is in good standing as a foreign or extra-provincial corporation or other business entity in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such qualification, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect (as defined below). The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries set out in the Annual Report.

6.1.8                     Corporate Power and Authority.  The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement. This Agreement has been duly and validly authorized, executed and delivered by the officers or directors of the Company, on behalf of the Company.

6.1.9                     Corporate Action. All necessary corporate action has been taken by the Company to authorize the issuance, sale and delivery of the Offered Shares on the terms set forth in this Agreement.

6.1.10              Offered Shares Qualified Investments. The Offered Shares are qualified investments under the Income Tax Act (Canada) for trusts governed by registered retirement savings plans, registered retirement income funds, deferred profit sharing plans, registered education savings plans, tax free savings accounts and registered disability savings plans.

6.1.11              Share Capital of the Company. The Company has an authorized capitalization as set forth in the Annual Report, and as at January 31, 2016, 130,387,061 Common Shares of the Company are issued and outstanding.  All of the issued shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and non-assessable, conform to the description thereof contained in the Annual Report and were issued in compliance with Securities Laws and not in violation of any pre-emptive right, resale right, right of first refusal or similar right. All of the Company’s options, warrants and other rights to purchase or exchange any securities for shares in the capital of the Company have been duly authorized and validly issued, conform to the description thereof contained in the Annual Report and were issued in compliance with applicable Securities Laws. All of the issued shares of capital stock or other ownership interest of each subsidiary of the Company have been duly authorized and validly issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except for such liens, encumbrances, equities or claims as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

6.1.11.1                            The Common Shares to be issued and sold by the Company to the Underwriters hereunder have been duly authorized and, upon payment and delivery in accordance with this Agreement, will be validly issued, fully paid and non-assessable common shares in the capital of the Company, will conform to the description thereof contained in the Annual Report, will be issued in compliance with applicable Securities Laws and will be free of statutory and contractual pre-emptive rights, rights of first refusal and similar rights.

6.1.11.2                            The form and terms of the certificate for the Common Shares have been approved and adopted by the board of directors of the Company, do not conflict with any applicable laws and comply in all material respects with the applicable rules of the Stock Exchanges.

6.1.12              No Violation or Default. The issue and sale of the Offered Shares, the execution, delivery and performance of this Agreement by the Company, the consummation of the transactions contemplated hereby and the application of the proceeds from the sale of the Offered Shares as described under “Use of Proceeds” in the U.S. Prospectuses and the Canadian Prospectuses will not:

(A)                               result in any violation of any of the provisions of the constituting documents, by-laws or any resolutions of the directors (or committees of directors) or shareholders of the Company or any of its subsidiaries;

(B)                               conflict with, or result in a material breach or violation of any of the terms or provisions of, constitute a material default under, or result in the creation or imposition of any encumbrance on the property or assets of the Company or any of its subsidiaries pursuant to the terms of any agreement, indenture, hypothec, deed of trust or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject; or

(C)                               result in any material violation of any statute or any order, law, rule or regulation of any court or Governmental Body having jurisdiction over the Company or any of its subsidiaries or any of the properties or assets of the Company or any of its subsidiaries.

6.1.13              Consent of Governmental Body, etc. No consent, approval, authorization, order, registration or qualification of or with any Governmental Body is required for the issuance and sale of the Offered Shares, the execution, delivery and performance of this Agreement by the Company, the consummation of the transactions contemplated hereby, the application of the proceeds from the sale of the Offered Shares as described under “Use of Proceeds” in the U.S. Prospectuses and the Canadian Prospectuses (except for approvals by the Stock Exchanges, the registration or qualification of the Offered Shares under Securities Laws, as applicable, and such consents, approvals, authorizations, orders, filings, registrations or qualifications as may be required under the Exchange Act and applicable state or foreign securities laws and/ or the bylaws and rules of the Financial Industry Regulatory Authority in connection with the purchase and sale of the Offered Shares by the Underwriters).

6.1.14              Voting. Except as disclosed in the U.S. Prospectuses and the Canadian Prospectuses, to the knowledge of the Company, there is no agreement in force or effect which in any manner affects or will affect the voting or control of any of the securities of the Company or any of its subsidiaries.

6.1.15              Transfer Agent. Computershare Investor Services Inc. at its office in Toronto, Ontario has been duly appointed as the transfer agent and registrar for the Common Shares.

6.1.16              No Registration Rights. Except as described in the U.S. Prospectuses, the Canadian Prospectuses or as may be granted pursuant to the Company’s existing equity compensation plans, benefit plans or similar plans offered to directors, officers and employees in the ordinary course of business, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act or a prospectus with the Canadian Securities Regulators with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act or pursuant to the Canadian Prospectuses or in any securities being offered pursuant to any prospectus filed by the Company with the Canadian Securities Regulators.

6.1.17              Compliance with Laws. Except as disclosed in the U.S. Prospectuses and the Canadian Prospectuses, the Company and each of its subsidiaries has complied with, in all material respects, is not in violation of, and has not received any material notice of violation relating to, any statute, law or regulation with respect to the conduct of its business, or the ownership or operation of its property and assets, including, without limitation, (i) applicable Securities Laws, (ii) the Currency and Foreign Transactions Reporting Act of 1970, as amended, or any money laundering laws, rules or regulations, (iii) any laws, rules or regulations related to health, safety or the environment, including those relating to the regulation of hazardous substances, (iv) the Sarbanes-Oxley Act and the rules and regulations of the Commission thereunder that are effective with respect to the Company and its subsidiaries on the date of this Agreement, (v) the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder, (vi) the Employment Retirement Income Security Act of 1974, as amended and the rules and regulations thereunder, and (vii) the rules and regulations of the United States Nuclear Regulatory Commission.

6.1.18              Conduct of Business. The Company and each of its subsidiaries has conducted and is conducting its business in material compliance with all applicable laws, rules and regulations of each jurisdiction in which it carries on business and holds all material licenses, permits, registrations and qualifications which are material to the Company and its subsidiaries on a consolidated basis in all jurisdictions in which it carries on business, to carry on its business as now conducted and as presently proposed to be conducted and all such licenses, registrations or qualifications are valid and existing and in good standing.

6.1.19              Licenses and Permits. The Company and each of its subsidiaries possess all licenses, permits, franchises, certificates, registrations and authorizations necessary to conduct their business and own their property and assets and are not in default or breach of any of the foregoing, all such licenses, permits, franchises, certificates, registrations or authorizations are renewable on terms or conditions that would not reasonably be expected to have a material adverse effect on the business operations, assets or affairs of the Company or its subsidiaries on a consolidated basis (a “Material Adverse Effect”) and no proceeding is pending or threatened to revoke or limit any of the foregoing.  All such licenses, permits, franchises, certificates, registrations or authorizations are valid and in full force and effect and will remain valid and in full force and effect through the Closing Date, except where the failure to remain valid and in full force and effect would not reasonably be expected to have a Material Adverse Effect.

6.1.20              No Violation or Default. No event of default, and no event which after the giving of notice or the lapse of time or both would constitute an event of default, has occurred and is outstanding under any agreement or instrument relating to the indebtedness for borrowed money of the Company or any of its subsidiaries and no material default under any agreement to which the Company or any of its subsidiaries is a party will occur as a result of the entering into of this Agreement or the performance by the Company of its obligations thereunder.

6.1.21              Litigation. Except as is disclosed in the U.S. Prospectuses and the Canadian Prospectuses, there is no action, suit, proceeding, inquiry or investigation before any Governmental Body, pending or to the Company’s knowledge threatened, to which the Company or any of its subsidiaries is a party or to which any property or assets of the Company or any of its subsidiaries is subject, which would reasonably be expected to have a Material Adverse Effect, or which would reasonably be expected to negatively affect the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations hereunder. The aggregate of all pending legal or governmental proceedings to which the Company or any of its subsidiaries is a party or of which any of their respective property or assets is subject, which are not described in the U.S. Prospectuses and the Canadian Prospectuses, include only ordinary routine litigation incidental to the business, properties and assets of the Company and would not reasonably be expected to result in a Material Adverse Effect.

6.1.22              Cease Trade Orders. No Governmental Body has issued any order preventing or suspending the trading of the Company’s securities, the use of the U.S. Prospectuses, the Canadian Prospectuses or the issuance and sale of the Offered Shares and the Company is not aware of any investigation, order, inquiry or proceeding which has been commenced or which is pending, contemplated or threatened by any such authority.

6.1.23              Tax. The Company and each of its subsidiaries have filed all federal, state, provincial, local and foreign tax returns, reports, elections, and remittances which are required to be filed through the date hereof, or have received extensions thereof, and have paid all applicable taxes and all assessments received by them to the extent that the same have become due. There are no tax audits, investigations or examinations pending, which if adversely determined would have a Material Adverse Effect. There are no proposed additional tax assessments against the Company or any of its subsidiaries which would reasonably be expected to have a Material Adverse Effect.

6.1.24              Financial Information. Except as disclosed in the U.S. Prospectuses and the Canadian Prospectuses, the Financial Information contained, or incorporated by reference, in the U.S. Prospectuses and the Canadian Prospectuses, together with the notes thereto, have been prepared in accordance with U.S. GAAP and present fairly, in all material respects, the financial condition and the results of operations, changes in shareholders equity, and cash flow of the business as at the dates and for the periods referred to in those financial statements.

6.1.25              Historical Financial Statements. The historical financial statements (including the related notes and supporting schedules) included or incorporated by reference in the U.S. Prospectuses and the Canadian Prospectuses comply as to form in all material respects with the requirements of Regulation S-X under the Securities Act and applicable Canadian Securities Laws and present fairly in all material respects the financial condition, results of operations and cash flows of the entities purported to be shown thereby at the dates and for the periods indicated and have been prepared in conformity with U.S. GAAP applied on a consistent basis throughout the periods involved.

6.1.26              Proposed Legislation. Except as disclosed in the U.S. Prospectuses and the Canadian Prospectuses, the Company has no knowledge of any legislation, or proposed legislation published and publicly disseminated by a legislative body, which would materially and adversely affect the business, affairs, operations, assets, liabilities (contingent or otherwise) or prospects of the Company if such legislation or proposed legislation would be enacted, in the form published and publicly disseminated, as of the date hereof.

6.1.27              Auditors. To the knowledge of the Company, PricewaterhouseCoopers LLP, who have certified certain financial statements of the Company and its consolidated subsidiaries, whose report appears in the U.S. Prospectuses, the Canadian Prospectuses or is incorporated by reference therein, are independent public accountants as required by the Securities Act and the rules and regulations thereunder and the PCAOB.

6.1.28              Market Data. All statistical or market-related data included or incorporated by reference in the U.S. Prospectuses and the Canadian Prospectuses is based on or derived from sources that the Company reasonably believes to be reliable and accurate.

6.1.29              Indebtedness. Except as disclosed in the U.S. Prospectuses and the Canadian Prospectuses and except for ordinary course trade debt and debt secured by Permitted Liens, none of the Company or its subsidiaries has outstanding any bonds, debentures, notes, mortgages or other indebtedness for borrowed money and none of the Company or its subsidiaries has agreed to create or issue any bonds, debentures, notes, mortgages or other indebtedness for borrowed money. Other than as disclosed in the U.S. Prospectuses and the Canadian Prospectuses, none of the Company or its subsidiaries has given or agreed to give, and is not a party to or bound by, any material guarantee of (i) indebtedness, (ii) other obligations of any person or (iii) any other commitment by which any of the Company or its subsidiaries is, or is contingently, responsible for any such indebtedness or other obligations.

6.1.30              Contingent Liabilities. Except as disclosed in the U.S. Prospectuses and the Canadian Prospectuses, the Company and its subsidiaries do not have any contingent liabilities in excess of the liabilities that are either reflected or reserved against in the Financial Information, which would reasonably be expected to have a Material Adverse Effect.

6.1.31              Off-Balance Sheet Transactions. Other than as disclosed in the Financial Information, there are no off-balance sheet transactions, arrangements, obligations (including contingent obligations) or other relationships of the Company or any of its subsidiaries with unconsolidated entities or other persons that may have a material current or future effect on the financial condition, changes in financial condition, results of operations, earnings, cash flow, liquidity, capital expenditures, capital resources, or significant components of revenues or expenses of the Company and its subsidiaries or that would reasonably be expected to be material to an investor in making a decision to purchase the Offered Shares.

6.1.32              Related Party Matters. Except as disclosed in the Pricing Disclosure Package, the U.S. Prospectuses and the Canadian Prospectuses, none of the directors, officers or employees of the Company or any of its subsidiaries, any person who owns, directly or indirectly, more than 10% of any class of securities of the Company or securities of any person exchangeable for more than 10% of any class of securities of the Company, or any associate or affiliate of any of the foregoing, had or has any material interest, direct or indirect, in any transaction or any proposed transaction with the Company or any of its subsidiaries which, as the case may be, materially affects, is material to or will materially affect the Company and its subsidiaries on a consolidated basis.

6.1.33              Internal Controls. The Company and each of its subsidiaries maintain a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) of the Exchange Act) that complies in all material respects with the requirements of the Exchange Act and applicable Canadian Securities Laws and that has been designed by, or under the supervision of, the Company’s principal executive and principal financial officers, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with U.S. GAAP. The Company and each of its subsidiaries maintain internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of the Company’s financial statements in conformity with U.S. GAAP and to maintain accountability for its assets, (iii) access to the Company’s assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for the Company’s assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. As of the date of the most recent balance sheet of the Company and its consolidated subsidiaries reviewed or audited by PricewaterhouseCoopers LLP and the audit committee of the board of directors of the Company, there were no material weaknesses in the Company’s internal controls.

6.1.34              Compliance with Exchange Act. The Company is subject to and in compliance in all material respects with the reporting requirements of Section 13 or Section 15(d) of the Exchange Act.

6.1.35              Interest in Other Companies. The Company does not, directly or indirectly, beneficially own or exercise control or direction over 10% or more of the outstanding voting shares of any company other than its subsidiaries as disclosed in the Annual Report.

6.1.36              Option Agreements. The Company is not party to any material option or lease option agreements concerning mining interests.

6.1.37              Material Properties. The Material Properties are the only material properties in which the Company or any of the Material Subsidiaries has an interest; the Company and each of the Material Subsidiaries holds Mining Rights in respect of the ore bodies and minerals located on the Material Properties in which the Company or any of the Material Subsidiaries has an interest under valid, subsisting and enforceable title documents or other recognized and enforceable agreements or instruments, sufficient to permit the Company or any of the Material Subsidiaries to explore for and exploit the minerals relating thereto; the Company and each of the Material Subsidiaries has all necessary surface rights, access rights and other necessary rights and interests relating to the Material Properties in which the Company or any of the Material Subsidiaries has an interest granting the Company or any of the Material Subsidiaries the right and ability to explore for and exploit minerals, ore and metals for development purposes as are appropriate in view of the rights and interest therein of the Company and the Material Subsidiaries, as applicable, with only such exceptions as do not materially interfere with the use made by the Company or any of the Material Subsidiaries of the rights or interest so held, and each of the proprietary interests or rights and each of the documents, agreements and instruments and obligations relating thereto referred to above is currently in good standing in all material respects in the name of the Company or a Material Subsidiary, except, with respect to each of the representations in this Section 6.1.37, where the invalidity of any of the applicable property interests would not have a Material Adverse Effect (and provided that nothing in this Agreement shall be deemed a representation (a) that any of the Material Properties contains a discovery of valuable minerals, (b) as to the validity of any of the Material Properties comprising unpatented millsites, or (c) that the Company or any subsidiary has established or is maintaining pedis possessio rights with respect to any of their unpatented mining claims).

6.1.38              Mining Rights.  The Mining Rights of the Company in respect of the Material Properties are in good standing, are valid, subsisting and enforceable, other than as set out in the U.S. Prospectuses and the Canadian Prospectuses, except, with respect to each of the representations in this Section 6.1.38, where the invalidity of any of the applicable Mining Rights would not have a Material Adverse Effect (and provided that nothing in this Agreement shall be deemed a representation (a) that any of the Mining Rights contains a discovery of valuable minerals, (b) as to the validity of any of Mining Rights comprising unpatented millsites, or (c) that the Company or any subsidiary has established or is maintaining pedis possessio rights with respect to any of the Mining Rights), and, other than as set forth in the U.S. Prospectuses or the Canadian Prospectuses, are free and clear of any material Liens or charges.  Other than as set out in the U.S. Prospectuses and the Canadian Prospectuses, no material commission, royalty, licence fee or similar payment is payable in respect of any of them. No other material property rights are necessary for the conduct of the Company’s business as currently carried on as of the date hereof; and there are no material restrictions on the ability of the Company to use, transfer or otherwise exploit any such property rights. The Company is the holder of Mining Rights necessary to carry on the activities of the Company as currently conducted. Mining Rights held by the Company cover the areas required by the Company for such purposes.

6.1.39              Mining Agreements. Any and all of the agreements and other documents and instruments pursuant to which the Company holds the Material Properties are valid and subsisting agreements, documents or instruments in full force and effect, enforceable in accordance with the terms thereof, the Company is not in default of any of the material provisions of any such agreements, documents or instruments, nor to the knowledge of the Company has any such default been alleged, except in each case as would not reasonably be expected to have a Material Adverse Effect on the Company, and the Material Properties are not subject to any right of first refusal or similar purchase or acquisition rights.

6.1.40              Mineral Information.  The Company is in compliance, in all material respects, with the provisions of National Instrument 43-101 - Standards of Disclosure for Mineral Projects (“NI 43-101”), and has filed all technical reports required to be filed pursuant thereto, and there has been no change in respect thereof that would require the filing by the Company of any other technical report under NI 43-101.

6.1.41              Access to Technical Information. The Company made available to the respective authors thereof prior to the issuance of the Technical Reports, for the purpose of preparing the Technical Reports, as applicable, all information requested, and to the knowledge of the Company, no such information contained any material misrepresentation as at the relevant time the relevant information was made available; the Company does not have any knowledge of a material adverse change in any production, cost, price, reserves or other relevant information provided since the dates that such information was so provided.

6.1.42              Technical Reports. The Technical Reports complied in all material respects with the requirements of NI 43-101 as at the date of each such report; since the date of preparation of the Technical Reports there has been no change that would disaffirm or change any aspect of the Technical Reports in any material respect or require the Company to file updated Technical Reports in accordance with NI 43-101.

6.1.43              Assessments on Mining Claims. All claim maintenance fees required to be paid in relation to the material unpatented mining claims and millsites of the Company and the Material Subsidiaries in order to maintain their respective interests therein, if any, have been paid to date and the Company and each of the Material Subsidiaries has complied in all material respects with all applicable governmental laws, regulations and policies in this regard as well as with regard to legal, contractual obligations to third parties in this regard, except in respect of unpatented mining claims and millsites that the Company or any of the Material Subsidiaries intends to abandon or relinquish and except for any non-compliance which would not either individually or in the aggregate have a Material Adverse Effect.

6.1.44              Mining Operations. All mining operations on the properties of the Corporation and the Material Subsidiaries have been conducted in all material respects in accordance with good mining and engineering practices and all applicable workers’ compensation and health and safety and workplace laws, regulations and policies have been duly complied with.

6.1.45              Title Reports. The Mining Rights or equivalent thereof described in the Title Reports listed on Schedule “B” attached hereto constitute all of the material Mining Rights comprising the Material Properties, and the Title Reports were correct and complete in all respects on the date they were issued. Other than as otherwise disclosed herein, in the Canadian Prospectuses or in the U.S. Prospectuses, the Company is not aware of any facts or circumstances, and has not taken any act or failed or omitted to take any act, that would cause any such Title Report to no longer be correct and complete in all material respects.

6.1.46              External Controls. (i) The Company and each of the Material Subsidiaries maintain disclosure controls and procedures (as such term is defined in Rule 13(a)-15(e) under the Exchange Act), (ii) such disclosure controls and procedures are designed to ensure that the information required to be disclosed by the Company and the Material Subsidiaries in the reports they file or submit under the Exchange Act and under applicable Canadian Securities Laws is accumulated and communicated to management of the Company and its subsidiaries, including their respective principal executive officers and principal financial officers, as appropriate, to allow timely decisions regarding required disclosure to be made, and (iii) such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established.

6.1.47              Indebtedness of Directors, Officers, etc. Except as disclosed in the U.S. Prospectuses and the Canadian Prospectuses, no employee, shareholder, officer or director (or affiliate of such person) of any of the Company or its Material Subsidiaries is indebted to any of the Company or its subsidiaries nor are any of the Company or its subsidiaries indebted (or committed to make loans or extend or guarantee credit) to any of them, other than for (i) payment of salary, bonus and other employment or consulting compensation, (ii) reimbursement for expenses duly incurred in connection with the business, affairs and operations of the Company, and (iii) for other standard employee benefits made generally available to all employees.

6.1.48              Employment-related Liabilities. Except as described in the U.S. Prospectuses and the Canadian Prospectuses, the Company and each of its Material Subsidiaries have satisfied all material obligations under, and there are no outstanding defaults or violations with respect to, and no taxes, penalties, or fees are owing or exigible under or in respect of, any employee benefit, incentive, pension, retirement, stock option, stock purchase, stock appreciation, health, welfare, medical, dental, disability, life insurance and similar plans, arrangements or practices relating to the current or former employees, officers or directors of the Company and its Material Subsidiaries maintained, sponsored or funded by them, whether written or oral, funded or unfunded, insured or self-insured, registered or unregistered and all contributions or premiums required to be paid thereunder have been made in a timely fashion and any such plan or arrangement which is a funded plan or arrangement is fully funded on an ongoing and termination basis.

6.1.49              Pension Plans. Except as described in the U.S. Prospectuses and the Canadian Prospectuses, none of the Company or its Material Subsidiaries currently sponsor, maintain, contribute to or have any liability to, nor has ever sponsored, maintained, contributed to or incurred any liability to a “registered pension plan,” a “deferred profit sharing plan” or a “retirement compensation arrangement” as defined under the Income Tax Act (Canada) or any other plan organized and administered to provide pensions for employees.

6.1.50              Labor Matters. Neither the Company nor any of its subsidiaries is involved in any labor dispute nor, to the best of the Company’s knowledge, is any such dispute threatened. The Company is not aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers or contractors.

6.1.51              Collective Agreement. Except as disclosed in the U.S. Prospectuses and the Canadian Prospectuses, (i) no material collective agreement is currently being negotiated by any of the Company, its subsidiaries or any other person in respect of the Company’s business to the knowledge of the Company, and (ii) there are no material collective agreements in force with respect to the employees employed in the Company’s business. Except as disclosed in the U.S. Prospectuses and the Canadian Prospectuses, no trade union, employee association or other similar entity has any bargaining rights acquired by certification, voluntary recognition or successor rights with respect to the employees of the Company or its Material Subsidiaries or has applied, or to its knowledge, threatened to apply to be certified as bargaining agent of the employees employed in the Company’s business.

6.1.52              Compliance with Employment Laws. Each of the Company and its subsidiaries is in compliance in all material respects with all terms and conditions of employment and all laws respecting employment, including pay equity, wages and hours of work, occupational health and safety, workplace safety and insurance/ workers’ compensation and human rights, and there are no outstanding claims, complaints, investigations or orders under any such laws.

6.1.53              Personal Property. The Company and its subsidiaries have good and marketable title to the personal property owned by them and hold a valid leasehold interest in all personal property leased by them, in each case, free and clear of all mortgages, charges and other encumbrances other than those disclosed in the U.S. Prospectuses and the Canadian Prospectuses or Permitted Liens or those which would not individually or in the aggregate reasonably be expected to have a Material Adverse Effect.

6.1.54              Owned Real Property. With respect to the real property owned by the Company or its subsidiaries, but not including any Mining Rights (the “Owned Real Property”), (i) the Company or one of its subsidiaries, as applicable, has good and marketable title to the Owned Real Property, free and clear of any Liens, except for Permitted Liens, and (ii) there are no outstanding options or rights of first refusal to purchase the Owned Real Property, or any portion thereof or interest therein.

6.1.55              Leased Real Property. With respect to the real property leased or subleased to the Company or its subsidiaries, but not including any Mining Rights (i) the lease or sublease for such property is enforceable, and none of the Company or any of its subsidiaries or, to the knowledge of the Company, the landlord, is in breach of or default under such lease or sublease, and no event has occurred that, with notice, lapse of time or both, would constitute a breach or default by any of the Company or its subsidiaries or permit termination, modification or acceleration by any third party thereunder, and (ii) no third party has repudiated or has the right to terminate or repudiate such lease or sublease (except for the normal exercise of remedies in connection with a default thereunder or any termination rights set forth in the lease or sublease) or any provision thereof, except in each case, for such invalidity, failures to be binding, unenforceability, ineffectiveness, breaches, defaults, terminations, modifications, accelerations, repudiations and rights to terminate or repudiate that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

6.1.56              Significant Acquisitions/ Dispositions. Except as disclosed in the U.S. Prospectuses and the Canadian Prospectuses, no acquisitions or dispositions have been made by any of the Company or its subsidiaries in the three most recently completed fiscal years that are “significant acquisitions” or “significant dispositions,” and none of the Company or its subsidiaries are a party to any contract with respect to any transaction that would constitute a “probable acquisition,” in each case which would require disclosure in the U.S. Prospectuses and the Canadian Prospectuses.

6.1.57              Insurance. The Company and its subsidiaries maintain insurance policies, in good standing, with reputable insurers against risks of loss of or damage to its properties, assets and business of such types and in such amounts as are customary in the case of entities engaged in the same or similar businesses and the Company and its subsidiaries are not in default with respect to any provisions of such policies and have not failed to give any notice or to present any claim under any such policy in a due and timely fashion, except for such default or failure which would not have a Material Adverse Effect.

6.1.58              Environmental Matters. Except as disclosed in the U.S. Prospectuses and the Canadian Prospectuses, (i) neither the Company nor any of its subsidiaries is in material violation of any applicable Law relating to pollution or occupational health and safety, the environment (including ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including Laws relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (ii) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance in all material respects with their requirements, (iii) to the knowledge of the Company, there are no material pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of non-compliance or violation, investigation or proceedings relating to any Environmental Laws against the Company or any of its subsidiaries and (iv) to the knowledge of the Company, there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or Governmental Body, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.

6.1.59              Indigenous Rights. There are no material claims with respect to aboriginal or indigenous rights currently outstanding or, to the knowledge of the Company, threatened or pending, with respect to the Material Properties.

6.1.60              No Material Adverse Change. Since September 30, 2015, there has been no material adverse change (actual, anticipated, contemplated or threatened) in the assets, properties, business, results of operations, prospects or condition (financial or otherwise) of the Company or any of its subsidiaries considered on a consolidated basis except as reflected in the Financial Information or as otherwise set forth in the U.S. Prospectuses and the Canadian Prospectuses, and the business and material property and assets of the Company and its subsidiaries conform in all material respects to the descriptions thereof contained in the U.S. Prospectuses and the Canadian Prospectuses.

6.1.61              Ordinary Course Business. Except as reflected in the Financial Information or as otherwise set forth in the U.S. Prospectuses and the Canadian Prospectuses, since September 30, 2015, the business, affairs and operations of the Company and each of its subsidiaries, considered on a consolidated basis, has been carried on in a manner consistent with the past practices of such business and in the ordinary course of the normal day-to-day operations of such business.

6.1.62              Diligence Access.  All information that has been prepared by the Company relating to the Company and its business, property and liabilities and provided to the Underwriters, and that may be provided to the Underwriters prior to the Closing Time, including all financial, marketing, technical and operational information, was, and will be (unless superseded by information provided subsequently by the Company to the Underwriters), as of the date of such information (or such subsequent information), true and correct in all material respects, and no fact or facts have or will be been omitted therefrom which would make such information misleading in any material respect.

6.1.63              Books and Records. The books and records of the Company and its Material Subsidiaries made available to Cooley LLP, U.S. counsel to the Underwriters, or Stikeman Elliott LLP, Canadian counsel to the Underwriters, in connection with due diligence investigations of the Company and its Material Subsidiaries for the periods from their respective dates of incorporation, continuance or amalgamation, as the case may be, to the date of examination thereof are the original minute books and records of the Company and its Material Subsidiaries and contain copies of all proceedings (or certified copies thereof) of the shareholders, the board of directors and all committees of the board of directors of the Company and its Material Subsidiaries and other than recently conducted meetings for which minutes have not yet been prepared or approved, there have been no other meetings, resolutions or proceedings of the shareholders, board of directors or any committee of the board of directors of the Company or its Material Subsidiaries to the date of review of such corporate records and minute books not reflected in such minute books and other corporate records.

6.1.64              Bankruptcy and Insolvency. The Company has not committed an act of bankruptcy and it is not insolvent, and it has not proposed a compromise or arrangement to its creditors generally, had a petition or a receiving order in bankruptcy filed against it, made a voluntary assignment in bankruptcy, taken any proceedings with respect to a compromise or arrangement, taken any proceedings to have itself declared bankrupt or wound-up or to have a receiver appointed for any of its property, had any person holding any encumbrance, lien, charge, hypothec, pledge, mortgage or other security interest or receiver take possession of any of the property thereof, or had any execution or distress become enforceable or become levied upon any of its property or assets.

6.1.65              Dissolution or Liquidation. No proceedings have been taken, instituted or, to the knowledge of the Company, are pending for or relating to the dissolution or liquidation of the Company.

6.1.66              Broker Fees. Other than the Underwriters pursuant to this Agreement or as otherwise contemplated herein or as disclosed to the Underwriters, there is no person acting or purporting to act at the request of the Company, who is entitled to any brokerage, agency or other fee in connection with the offering and sale of the Offered Shares.

6.1.67              Dividend Restrictions. Except as disclosed in the U.S. Prospectuses and the Canadian Prospectuses, no subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company or from making any other distribution on such subsidiary’s capital stock in each case out of its net income or built up capital, or from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company.

6.1.68              Investment Company Act. The Company is not and immediately after giving effect to the offer and sale of the Offered Shares and the application of the proceeds therefrom as described under “Use of Proceeds” in the U.S. Prospectuses and the Canadian Prospectuses, will not be required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

6.1.69              FCPA.  Neither the company nor any of its subsidiaries, nor, to the knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company, or any of its subsidiaries, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

6.1.70              Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

6.1.71              OFAC. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries (i) is currently subject to or the target of any sanctions administered or enforced by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”), the U.S. Department of State, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”); or (ii) located, organized or resident in a country that is the subject of Sanctions; and the Company will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person, or in any country or territory, that currently is the subject or target of Sanctions or in any other manner that will result in a violation by any person (including any person participating in the transaction whether as an underwriter, advisor, investor or otherwise) of Sanctions.

6.1.72              Significant Deficiencies or Material Weaknesses in Internal Controls. Since the date of the most recent balance sheet of the Company and its consolidated subsidiaries reviewed by PricewaterhouseCoopers LLP and the audit committee of the board of directors of the Company, (i) the Company has not been advised of or become aware of (A) any significant deficiencies in the design or operation of internal controls that could adversely affect the ability of the Company or any of its subsidiaries to record, process, summarize and report financial data, or any material weaknesses in internal controls, and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls of the Company and each of its subsidiaries; and (ii) there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

6.1.73              Critical Accounting Policies. The Annual Report accurately and fully describes (i) the accounting policies that the Company believes are the most important in the portrayal of the Company’s financial condition and results of operations and that require management’s most difficult, subjective or complex judgments (“Critical Accounting Policies”); (ii) the judgments and uncertainties affecting the application of Critical Accounting Policies; and (iii) the likelihood that materially different amounts would be reported under different conditions or using different assumptions and an explanation thereof.

6.1.74              Compliance with Sarbanes-Oxley Act of 2002. There is and has been no failure on the part of the Company and any of the Company’s directors or officers, in their capacities as such, to comply with any applicable provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith.

6.1.75              Filings with the Commission and Canadian Securities Regulators. There are no contracts or other documents required to be described in the U.S. Prospectuses or the Canadian Prospectuses that are not described and filed as required. The statements made in the U.S. Prospectuses and the Canadian Prospectuses, insofar as they purport to constitute summaries of the terms of the contracts and other documents described and filed, constitute accurate summaries of the terms of such contracts and documents in all material respects. Neither the Company nor any of its subsidiaries has knowledge that any other party to any such contract or other document has any intention not to render full performance as contemplated by the terms thereof.

6.1.76              Listing. The Company’s Common Shares are registered pursuant to Section 12(b) of the Exchange Act and are listed on the NYSE MKT and the TSX. The Company has applied to list the Offered Shares on the NYSE MKT and the TSX. The Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Shares under the 1934 Act there is no action pending to delist the Common Shares from the Stock Exchanges or any other trading market on which the Common Shares are or have been listed or quoted, nor has the Company received any notification that either of the Stock Exchanges or any other such trading market is currently contemplating terminating such listing. When issued, the Offered Shares will be listed on the NYSE MKT and the TSX at the Closing Date or Option Closing Time, as the case may be, subject to satisfaction by the Company of customary post-closing conditions imposed by the Stock Exchanges in similar circumstances.

7                                         Closing of the Offering

The closing of the purchase and sale of the Offered Shares provided for in this Agreement shall be completed at the offices of Fasken Martineau DuMoulin LLP, Bay Adelaide Centre, 333 Bay Street, Suite 2400, Toronto, Ontario, M5H 2T6 at the Closing Time and the Option Closing Time, as applicable.

The following are conditions precedent to the obligations of the Underwriters to purchase the Offered Shares under this Agreement, which conditions the Company covenants to use its reasonable best efforts to fulfil within the times set out herein, and which conditions may be waived in writing in whole or in part by the Underwriters:

7.1                               receipt by the Underwriters of the following documents:

7.1.1                     a favourable legal opinion and Rule 10b-5 negative assurance statement, dated the Closing Date from Davis Graham & Stubbs LLP, as U.S. counsel to the Company, addressed to the Lead Underwriter and CF US, in form and substance reasonably satisfactory to the Underwriters, substantially in the form mutually agreed, it being understood that such counsel may rely, to the extent appropriate in the circumstances, as to matters of fact, on certificates of public and stock exchange officials and certificates of the directors or officers of the Company;

7.1.2                     a favourable legal opinion, dated the Closing Date from Fasken Martineau DuMoulin LLP, as Canadian counsel to the Company, addressed to the Underwriters and CF US and dated such delivery date, in form and substance reasonably satisfactory to the Lead Underwriter, substantially in the form mutually agreed, it being understood that such counsel may rely on the opinions of local counsel acceptable to them (or may arrange for the provision of such opinions directly to the Underwriters) as to matters governed by the laws of jurisdictions other than the Provinces of Ontario, British Columbia and Alberta and may rely, to the extent appropriate in the circumstances, as to matters of fact, on certificates of public and stock exchange officials and certificates of the directors or officers of the Company;

7.1.3                     a certificate, dated the date of delivery and signed by either the chief executive officer or the chief financial officer of the Company, or such other officer of the Company as may be acceptable to the Lead Underwriter, acting reasonably, addressed to the Underwriters and CF US certifying that:

7.1.3.1                                   the Company has complied in all material respects with all terms and conditions of this Agreement to be complied with by the Company at or prior to the Closing Time;

7.1.3.2                                   the representations and warranties of the Company contained in this Agreement are true and correct in all material respects (or, as regards specific representations and warranties if qualified by materiality, in all respects) as at the Closing, with the same force and effect as if made on and as at the Closing Time, except for such representations and warranties which are in respect of a specific date in which case such representations and warranties shall be true and correct in all material respects (or, as regards specific representations and warranties if qualified by materiality, in all respects), as of such date, after giving effect to the transactions contemplated by this Agreement;

7.1.3.3                                   as at the Closing Time, no order, ruling or determination having the effect of ceasing or suspending trading in the Common Shares has been issued and no proceedings for such purpose are pending or, to the best of the knowledge, information and belief of the person signing such certificate, are contemplated or threatened;

7.1.3.4                                   the U.S. Prospectus Supplements shall have been filed with the Commission in a timely fashion and no stop order or other order (A) suspending the effectiveness of the Registration Statement or any part thereof or any amendment thereof, (B) suspending any Issuer Free Writing Prospectus, (C) suspending the U.S. Prospectuses, or (D) suspending the Canadian Prospectuses, has been issued, and no investigation, order, inquiry or proceeding for that purpose has been instituted, pending or, to their knowledge, is contemplated or threatened by the SEC or any state or regulatory body; and the SEC shall not have notified the Company of any objection to the use of the form of the Registration Statement or any post-effective amendment thereto;

7.1.3.5                                   that the person signing such certificate has examined the Registration Statement, the U.S. Prospectuses, the

Canadian Prospectuses and the Pricing Disclosure Package, and in their opinion, (A) (i) the Registration Statement, as of the date it was declared effective by the Commission, (ii) the U.S. Prospectuses, as of their date and on the applicable delivery date, (iii) the Canadian Prospectuses, as of their date and on the applicable delivery date, and (iv) the Pricing Disclosure Package, as of the Applicable Time, did not and do not contain any untrue statement of a material fact and did not and do not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (B) since the date the Registration Statement was declared effective by the Commission, no event has occurred that should have been set forth in a supplement or amendment to the Registration Statement, the U.S. Prospectuses, the Canadian Prospectuses or any Issuer Free Writing Prospectus that has not been so set forth; and

7.1.3.6                                   subsequent to the respective dates as of which information is given in the Registration Statement, the U.S. Prospectuses, the Canadian Prospectuses and the Pricing Disclosure Package, the Company has not incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions, not in the ordinary course of business, or declared or paid any dividends or made any distribution of any kind with respect to its capital stock, and except as disclosed in the Pricing Disclosure Package and in the Canadian Final Prospectus, there has not been any change in the share capital, or any material change in the short term or long term debt, or any issuance of options, warrants, convertible securities or other rights to purchase the capital stock, of the Company or any material adverse change or any development involving a prospective material adverse change (whether or not arising in the ordinary course of business);

7.1.4                     the lock-up agreements between the Lead Underwriter and the officers and directors of the Company set forth on Exhibit “A”, delivered to the Lead Underwriter on or before the date of this Agreement, shall be in full force and effect on such Delivery Date;

7.1.5                     the Underwriters receiving, at the Closing Time, a certificate dated the Closing Date and signed by a senior officer of the Company as may be acceptable to the Underwriters, acting reasonably, in form and substance satisfactory to the Underwriters, acting reasonably, with respect to:

7.1.5.1                                   the constating documents of the Company;

7.1.5.2                                   the resolutions of the directors of the Company relevant to the Offering, and, as applicable, the authorization of this Agreement and the transactions contemplated herein; and

7.1.5.3                                   the incumbency and signatures of signing officers for the Company;

7.1.6                     the Underwriters receiving, at the Closing, certificates of status and/or compliance, where issuable under applicable law, for the Company and each of the Material Subsidiaries, dated within two (2) Business Days prior to the Closing Date;

7.1.7                     the comfort letters required to be delivered at the times specified pursuant to Section 4.5;

7.1.8                     evidence satisfactory to the Lead Underwriter that the Company has authorized and approved this Agreement, the issuance and sale of the Offered Shares and all matters relating thereto;

7.1.9                     in book-entry form or one or more definitive certificates (or evidence of issuance in book-entry form or its equivalent in the non-certificated inventory system at the Company’s registrar and transfer agent) representing a document constituting the Offered Shares registered in the name of the CDS & Co. or the Depository Trust Company, as applicable, or in such name or names as the Lead Underwriter may direct, against payment to the Company, or as the Company may direct, of the aggregate purchase price of the Offered Shares, less an amount equal to the full amount of the applicable Underwriting Fee, by wire transfer payable in Toronto, all in form and substance satisfactory to the Lead Underwriter acting reasonably;

7.1.10              the Canadian Prospectuses and any Amendments shall have been filed with the applicable Canadian Securities Regulators in each of the Qualifying Provinces in accordance with Canadian Securities Laws;

7.1.11              the U.S. Prospectus Supplements shall have been timely filed with the Commission in accordance with Section 3.9. The Company shall have complied with all filing requirements applicable to any Issuer Free Writing Prospectus used or referred to after the date hereof; no stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the U.S. Prospectuses or any Issuer Free Writing Prospectus shall have been issued and no proceeding or examination for such purpose shall have been initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or the U.S. Prospectuses or otherwise shall have been complied with;

7.1.12              evidence satisfactory to the Lead Underwriter of the approval of the listing and posting for trading on the Stock Exchanges of the Offered Shares, subject only to the satisfaction by the Company of any Standard Listing Conditions;

7.1.13              the representations and warranties of the Company contained herein being true and correct as of the Closing Time with the same force and effect as if made at and as of the Closing Time after giving effect to the transactions contemplated hereby;

7.1.14              the Company having complied with all covenants and satisfied all terms and conditions to be complied with and satisfied by it at or prior to the Closing Time; and

7.1.15              the Underwriters not having previously terminated their obligations pursuant to Section 11 of this Agreement.

7.2                               It shall be a condition precedent to the Company’s obligations to issue the Offered Shares that:

7.2.1                     the Underwriters shall have delivered or caused to be delivered to the Company a wire transfer representing the Gross Proceeds payable by the Underwriters for the Offered Shares, less an amount equal to the full amount of the applicable Underwriting Fee and the Underwriters’ expenses as contemplated by Section 10;

7.2.2                     the Underwriters shall have complied in all material respects with the covenants and satisfied all terms and conditions to be complied with and satisfied by it at or prior to the Closing Time (which condition may be waived in writing, in whole or in part, by the Company); and

7.2.3                     no order shall have been made by any securities regulatory authority in any Qualifying Jurisdiction which restricts in any manner the distribution of the Offered Shares.

The Company shall make all necessary arrangements for the exchange of the Offered Shares delivered pursuant to Section 7.1 hereof, on the date of delivery, at the principal office in Toronto, Ontario of the duly appointed registrar and transfer agent for the Offered Shares, or its agent, for definitive certificates (or evidence of issuance in book-entry form or its equivalent in the non-certificated inventory system) representing or documents constituting the Offered Shares in such amounts and registered in such names as shall be designated in writing by any Selling Firm not less than 24 hours prior to the Closing Time. All such exchanges are to be made without cost to the Selling Firms, other than any applicable transfer taxes.

7.3                               On or prior to each Delivery Date, the Company shall have furnished to the Underwriters such further certificates and documents as the Lead Underwriter may reasonably request.

7.4                               The documents delivered to the Underwriters pursuant to Sections 7.1.1, 7.1.2, 7.1.3, 7.1.4 and 7.1.5 shall also be addressed to the U.S. affiliates of the Underwriters, as applicable, or such documents shall explicitly allow the U.S. affiliates of the Underwriters to rely upon such documents.

8                                         Over-Allotment Option

8.1                               The Over-Allotment Option is exercisable, in whole or in part, at any time until 30 days after the Closing Date. The Underwriters may exercise the Over-Allotment Option, in whole or in part, during the currency thereof by delivery of a written notice from CFCC, on behalf of the Underwriters, to the Company, specifying the aggregate number of Option Shares which the Underwriters have agreed to purchase. The purchase of the Option Shares, if any, shall be completed at the Option Closing Time.

8.2                               If the Underwriters exercise the Over-Allotment Option, the Underwriters will, at the Option Closing Time, pay to the Company the purchase price for the Option Shares purchased by the Underwriters less the Underwriting Fee for each Option Share purchased upon the exercise of the Over-Allotment Option. In all other respects, the applicable terms, conditions and provisions of this Underwriting Agreement shall apply mutatis mutandis to the Option Shares. If any Option Shares are purchased from the Company, each Underwriter agrees, severally and not jointly and severally, to purchase such portion of Option Shares (subject to such adjustments to eliminate fractional shares as the Underwriters may determine) as is set out in Section 12.1 opposite the name of such Underwriter, unless otherwise expressly agreed to in writing amongst the Underwriters.

9                                         Indemnity

9.1                               The Company (referred to in this Section 9 as the “Indemnifying Party”) agrees to indemnify and save harmless each of the Underwriters, CF US and their respective affiliates and each of their respective directors, officers, employees, shareholders and agents, and each person, if any, who controls the Underwriters within the meaning of Section 15 of the Securities Act or Section 20 of the 1934 Act (each referred to in this Section 9 as an “Indemnified Party”) from and against all liabilities, claims, losses (other than loss of profits in connection with the distribution of the Offered Shares), actions, suits, proceedings, charges, reasonable costs, damages and reasonable expenses which an Indemnified Party may suffer or incur or be subject to, including all amounts paid to settle actions or satisfy judgments or awards and all reasonable legal fees and expenses that may be incurred in advising with respect to investigating or defending any Claim, in any way caused by, or arising directly or indirectly from, or in consequence of:

9.1.1                     any information or statement (except any information or statement relating to Underwriters’ Disclosure) contained in the Registration Statement, the U.S. Prospectuses, the Canadian Prospectuses, any Issuer Free Writing Prospectus, any Amendments or Supplementary Material related thereto, or in any certificate or other document of the Company or of any officer of the Company or any of its subsidiaries delivered hereunder or pursuant hereto which contains or is alleged to contain a misrepresentation;

9.1.2                     any omission or alleged omission to state in the Registration Statement, the U.S. Prospectuses, the Canadian Prospectuses, any Issuer Free Writing Prospectus, or any Amendments or Supplementary Material related thereto, or any certificate or other document of the Company or any officer of the Company or any of the Material Subsidiaries delivered hereunder or pursuant hereto any fact, whether material or not (except facts relating to Underwriters’ Disclosure), required to be stated therein or necessary to make any statement therein not misleading in light of the circumstances under which it was made, provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information relating solely to the Underwriters or any of them furnished to the Company by or on behalf of the Underwriters or any of them specifically for inclusion therein;

9.1.3                     any order made or any inquiry, investigation or proceedings commenced or threatened by any securities commission, stock exchange or other Governmental Body based upon any actual or alleged untrue statement, omission or misrepresentation (except a statement, omission or misrepresentation relating solely to the Underwriters or any of them and furnished by the Underwriters or any of them in writing for use therein) in the Canadian Prospectuses, the Registration Statement, the U.S. Prospectus, any Issuer Free Writing Prospectus, any Amendments or Supplementary Material or based upon any actual or alleged failure to comply with Canadian Securities Laws or U.S. Securities Laws (other than any failure or alleged failure to comply by any of the Underwriters or Selling Firms), preventing or restricting the trading in or the distribution of the Offered Shares or any other securities of the Company;

9.1.4                     the non-compliance or alleged non-compliance by the Company with any requirement of Securities Laws in any of the Qualifying Jurisdictions in connection with the transactions herein contemplated including the Company’s non-compliance with any statutory requirement to make any document available for inspection; or

9.1.5                     any breach of any representation or warranty of the Company contained herein or in any certificate or other document of the Company or of any officers of the Company or any of the Material Subsidiaries delivered hereunder or pursuant hereto or the failure of the Company to comply with any of its obligations hereunder.

9.2                               If any matter or thing contemplated by this Section 9 (any such matter or thing being hereinafter referred to as a “Claim”) is asserted against any Indemnified Party, the Indemnified Party shall notify the Indemnifying Party, as soon as practicable, of such Claim to the extent allowable by Law (provided, however, that failure to provide such notice shall not, except (and only) to the extent of material prejudice (through the forefeiture of substantive rights and defenses) to the Indemnifying Party therefrom, affect the Indemnified Party’s right to indemnification hereunder) and the Indemnifying Party shall be entitled (but not required) to assume the defence of any suit, action or proceeding brought to enforce such Claim; provided, however, that the defence shall be conducted through legal counsel acceptable to the Indemnified Party and that no admission of liability or settlement of any such Claim may be made by the Indemnifying Party or the Indemnified Party without the prior written consent of the other.

9.3                               In any such Claim, the Indemnified Party shall have the right to retain separate counsel to act on its behalf provided that the fees and disbursements of such counsel shall be paid by the Indemnified Party unless:

9.3.1                     the Indemnifying Party fails to assume the defence of such Claim on behalf of the Indemnified Party within five (5) Business Days of receiving notice thereof or, having assumed such defence, has failed to pursue it diligently;

9.3.2                     the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of the other counsel; or

9.3.3                     the named parties to the Claim (including any added, third parties or interpleaded parties) include the Indemnified Party and one or more of the Indemnifying Parties and the Indemnified Party has been advised by counsel (including internal counsel) that there are legal defences available to the Indemnified Party that are different or in addition to those available to the Indemnifying Party, that representation of the Indemnified Party by counsel for the Indemnifying Party is inappropriate as a result of the potential or actual conflicting interests of those represented, or where in the Indemnified Party’s reasonable judgment, the Claim gives rise to a conflict of interest between the Indemnifying Party and the Indemnified Party;

in each of cases Sections 9.3.1, 9.3.2 and 9.3.3, the Indemnifying Party will not have the right to assume the defence of the suit on behalf of the Indemnified

Party, but the Indemnifying Party will be liable to pay the fees and expenses of separate counsel for all Indemnified Parties and, in addition, of local counsel in each applicable jurisdiction. Notwithstanding the foregoing, no settlement may be made by an Indemnified Party without the prior written consent of the Indemnifying Party, which consent will not be unreasonably withheld, conditioned or delayed.

9.4                               In order to provide for a just and equitable contribution in circumstances in which the indemnity provided in Section 9.1 would otherwise be available in accordance with its terms but is, for any reason, held to be unavailable to or unenforceable by the Underwriters or enforceable otherwise than in accordance with its terms or is insufficient to hold the Indemnified Party harmless the Indemnifying Party and the Underwriters shall contribute to the aggregate of all claims, expenses, costs and liabilities and all losses (other than loss of profits in connection with the distribution of the Offered Shares) of the nature contemplated in this Section 9 and suffered or incurred by the Indemnified Parties in such proportions as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the distribution of the Offered Shares as well as the relative fault of the parties in connection with the Claim or Claims which resulted in such claims, expenses, costs, damages, liabilities or losses, as well as any other equitable considerations determined by a court of competent jurisdiction; provided that: (i) no Underwriter shall in any event be liable to contribute, in the aggregate, any amount in excess of the aggregate fee or any portion thereof actually received by such Underwriter hereunder; and (ii) no party who has been determined by a court of competent jurisdiction in a final judgment that has become non-appealable to have engaged in any fraud, fraudulent misrepresentation, wilful misconduct or gross negligence in connection with the Claim or Claims which resulted in such claims, expenses, costs, damages, liabilities or losses shall be entitled to claim contribution from any person who has not been so determined to have engaged in such fraud, fraudulent misrepresentation or gross negligence in connection with such Claim or Claims.

9.5                               The rights of contribution and indemnity provided in this Section 9 shall be in addition to and not in derogation of any other right to contribution and indemnity which the Underwriters may have by statute or otherwise at law.

9.6                               In the event that the Indemnifying Party is held to be entitled to contribution from the Underwriters under the provisions of any statute or at law, the Indemnifying Party shall be limited to contribution in an amount not exceeding the lesser of:

9.6.1                     the portion of the full amount of the loss or liability giving rise to such contribution for which the Underwriters are responsible, as determined above; and

9.6.2                     the amount of the aggregate fee actually received by the Underwriters from the Indemnifying Party hereunder, provided that no individual Underwriter shall be required to contribute more than the fee actually received by such Underwriter.

9.7                               If the Underwriters have reason to believe that a claim for contribution may arise, they shall give the Indemnifying Party notice thereof in writing, but failure to notify the Indemnifying Party shall not relieve the Indemnifying Party of any obligation which it may have to the Underwriters under this Section 9, except (and only) to the extent of material prejudice (through the forfeiture of substantive rights and defenses) to the Indemnifying Party therefrom.

9.8                               With respect to this Section 9, the Company acknowledges and agrees that the Underwriters are contracting on their own behalf and as agents for their respective affiliates, directors, officers, employees and agents, and each person, if any, controlling any Underwriter or any of its subsidiaries and each shareholder of any Underwriter. Accordingly, the Company hereby constitutes the Underwriters as agents for each person who is entitled to the covenants of the Company contained in this Section 9 and is not a party hereto and the Underwriters agree to accept such trust and to hold in trust for and to enforce such covenants on behalf of such persons.

10                                  Expenses

10.1                        Whether or not the transaction herein contemplated shall be completed, all expenses of or incidental to the creation, issue, delivery and marketing of the Offered Shares shall be borne by the Company, including, without limitation: (a) the authorization, issuance, sale and delivery of the Offered Shares and any stamp duties or other taxes payable in that connection, and the preparation and printing of certificates for the Offered Shares, including any fees payable to the Canadian Securities Regulators, the Commission or the Financial Industry Regulatory Authority; (b) the preparation, printing and filing under (i) the Securities Act of the Registration Statement (including any exhibits thereto), the U.S. Prospectuses, any Issuer Free Writing Prospectus; or (ii) applicable Canadian Securities Laws of the Canadian Prospectuses; (c) the distribution of the Registration Statement (including any exhibits thereto), the U.S. Prospectuses, the Canadian Prospectuses, any Issuer Free Writing Prospectus, and any amendment or supplement thereto, or any document incorporated by reference therein, all as provided in this Agreement; (d) the production and distribution of this Agreement, any supplemental agreement among Underwriters, and any other related documents in connection with the offering, purchase, sale and delivery of the Offered Shares; (e) the listing of the Offered Shares on the Stock Exchanges and/ or any other exchange; (f) the qualification of the Offered Shares under the securities laws of the several jurisdictions as provided in Section 3.7 and the preparation, printing and distribution of a Blue Sky Memorandum; (g) the investor presentations on any “road show”, undertaken in connection with the marketing of the Offered Shares, including, without limitation, expenses associated with any electronic road show, travel and lodging expenses of the Lead Underwriter and officers of the Company; (h) all fees and expenses incurred by the Underwriters, including (i) the out-of-pocket costs and expenses of the Underwriters; and (ii) the fees and expenses of the Underwriters’ legal counsel inclusive of disbursements and taxes, which legal fees inclusive of disbursements (but excluding Canadian HST) shall not exceed US$80,000; and (i) all other costs and expenses incidental to the performance of the obligations of the Company under this Agreement.

11                                  Termination

11.1                        In addition to any other remedies which may be available to the Underwriters, each Underwriter shall be entitled, at such Underwriter’s sole option, to terminate and cancel, without any liability on such Underwriter’s part, its obligations under this Agreement if, at any time prior to (i) the Closing Time or (ii), with respect to its obligations relating to the Over-Allotment Option, the Option Closing Time:

11.1.1              any inquiry, action, suit, investigation or other proceeding, whether formal or informal, is commenced, announced or threatened or any order is made by any securities commission, the Stock Exchanges or Governmental Body (other than any proceeding or order based on the activities or alleged activities of the Underwriters), which, in the reasonable opinion of such Underwriter, operates to prevent, suspend, delay or restrict the distribution of or the trading in the Offered Shares or which, in the reasonable opinion of such Underwriter, acting in good faith, could reasonably be expected to have a material adverse effect on the market price or value of the Offered Shares;

11.1.2              there should develop, occur or come into effect or existence any event, action, state, condition or major financial occurrence of national or international consequence (including any natural catastrophe) or any outbreak or escalation of national or international hostilities or any crisis or calamity or act of terrorism or similar event or any governmental action, change of applicable law or regulation (or the interpretation or administration thereof) or inquiry which, in the reasonable opinion of such Underwriter, materially adversely affects, or may reasonably be expected to materially adversely affect, the financial markets in Canada or the United States or the business, operations or affairs of the Company and its subsidiaries (taken as a whole);

11.1.3              there should occur or be discovered by an Underwriter or be announced by the Company, any material change or a change in any material fact or the existence of a new fact such as is contemplated herein which, results or, in the reasonable opinion of such Underwriter, acting in good faith, would reasonably be expected to result in the purchasers of a material number of Offered Shares exercising their right under applicable Law to withdraw from their purchase thereof or rescind from the purchase thereof or sue for damages in respect thereof or which could reasonably be expected to have a Material Adverse Effect on the market price or the value of the Offered Shares or makes it impracticable or inadvisable to proceed with the offer, sale or delivery of the Offered Shares, on the terms and in the manner contemplated by this Agreement, the U.S. Prospectuses, the Canadian Prospectuses or the Issuer Free Writing Prospectus; or

11.1.4              if there is a suspension or material limitation in trading in securities generally on the Stock Exchanges, a suspension or material limitation in trading in the Company’s securities on the Stock Exchanges or a general moratorium on commercial banking activities declared by either Canadian, U.S. Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in Canada or the United States which, in each such instance, the effect is such as to make it, in the reasonable opinion of such Underwriter, acting in good faith, impracticable or inadvisable to proceed with the offer, sale or delivery of the Offered Shares, on the terms and in the manner contemplated by this Agreement, the U.S. Prospectuses, the Canadian Prospectuses or any Issuer Free Writing Prospectus;

by giving the Company and the Lead Underwriter written notice to that effect not later than the Closing Time or the Option Closing Time, as applicable.

11.2                        The rights of termination contained in this Section 11 may be exercised by the Underwriters (or any of them) and are in addition to any other rights or remedies that the Underwriters may have in respect of any default, act or failure to act or non-compliance by the Company in respect of any of the matters contemplated by this Agreement or otherwise.

11.3                        If any Underwriter terminates its obligations hereunder pursuant to this Section 11 there shall be no further liability or obligation on the part of the Underwriter to the Company and the Company’s liability hereunder to the Underwriter shall be limited to the Company’s obligations under Sections 9 and 10 hereof, which shall remain in full force and effect.

12                                  Underwriters’ Obligation to Purchase Offered Shares

12.1                        The Underwriters’ obligation to purchase the Offered Shares at the Closing Time or the Option Closing Time, as applicable, shall be several and not joint, and the Underwriters’ respective obligations in this respect shall be as to the following percentages of the aggregate amount of Offered Shares to be purchased at that time:

Cantor Fitzgerald Canada Corporation	60%
Raymond James Ltd.	30%
Dundee Securities Ltd.	10%
100%

12.2                        Subject to Section 12.4, if an Underwriter (a “Refusing Underwriter”) shall fail to purchase its applicable percentage of the Purchased Shares or the Option Shares, as the case may be (the “Underwriter Defaulted Shares”), at the Closing Time or the Option Closing Time, as the case may be, the remaining Underwriters (the “Continuing Underwriters”) will be entitled, at their option, to purchase, severally and not jointly (or jointly and severally), all but not less than all of the Underwriter Defaulted Shares on a pro rata basis among the Continuing Underwriters in proportion to the percentage of Purchased Shares or the Option Shares, as the case may be, which such Continuing Underwriters have agreed to purchase pursuant to this Agreement or in any proportion agreed upon, in writing, by the Continuing Underwriters. If no such arrangement has been made and the number of Underwriter Defaulted Shares to be purchased by the Refusing Underwriters does not exceed 9% of the total number of the Purchased Shares or the Option Shares, as the case may be, the Continuing Underwriters will be obligated to purchase, severally and not jointly (or jointly and severally), the Underwriter Defaulted Shares on the terms set out in this Agreement in such proportions, provided that the Continuing Underwriters shall have the right to postpone the Closing Time or the Option Closing Time, as applicable, for such period not exceeding ten (10) Business Days as they shall determine and notify the Company in order that the required changes, if any, to the offering documents or to any other documents or arrangements may be effected. If the number of Underwriter Defaulted Shares to be purchased by the Refusing Underwriters exceeds 9% of the total number of the Purchased Shares or the Option Shares, as the case may be, the Continuing Underwriters will not be obliged to purchase the Underwriter Defaulted Shares and, if the Continuing Underwriters do not elect to purchase the Underwriter Defaulted Shares, the Continuing Underwriters will not be obliged to purchase any of the Purchased Shares or the Option Shares, as the case may be, and there shall be no further liability or obligation on the part of the Company or the Underwriters on submission to the Company of reasonable evidence of its or their ability and willingness to fulfill its or their obligations hereunder at the Closing Time or Option Closing Time, as applicable, except in respect of any liability which may have arisen or may arise under Sections 9 and 10. Nothing in this Section 12 shall oblige the Company to sell to any or all of the Underwriters less than all of the aggregate amount of the Purchased Shares or the Option Shares (if any), as the case may be. Nothing in this Agreement shall impose on any Underwriter liability to the Company in respect of the default, act, omission or conduct of another Underwriter in respect of its obligations under this Agreement.

12.3                        If the amount of the Purchased Shares or the Option Shares, as the case may be, that the Continuing Underwriters wish to purchase exceeds the amount of the Purchased Shares or the Option Shares, as the case may be, that would otherwise have been purchased by an Underwriter that is in default, such Purchased Shares or Option Shares, as the case may be, shall be divided pro rata among the Continuing Underwriters desiring to purchase such Purchased Shares or Option Shares, as the case may be, in proportion to the percentage of Purchased Shares or Option Shares, as the case may be, that such Underwriters have agreed to purchase as set out in Section 12.1.

12.4                        In the event that one or more but not all of the Underwriters shall exercise their right of termination under Section 11, the Continuing Underwriters shall have the right, but shall not be obligated, to purchase all of the percentage of the Purchased Shares or Option Shares, as the case may be, that would otherwise have been purchased by such Underwriters which have so exercised their right of termination. If the amount of such Purchased Shares or Option Shares, as the case may be, that the Continuing Underwriters wish, but are not obliged, to purchase exceeds the amount of such Purchased Shares or Option Shares, as the case may be, which remain available for purchase, such Purchased Shares or Option Shares, as the case may be, shall be divided pro rata among the Underwriters desiring to purchase such Purchased Shares or Option Shares, as the case may be, in proportion to the percentage of Purchased Shares or Option Shares, as the case may be, which such Underwriters have agreed to purchase as set out in Section 12.1.

12.5                        Nothing in this Section 12 or in Section 11 shall oblige the Company to sell to any or all of the Underwriters less than all of aggregate amount of the Purchased Shares or the Option Shares (if any).

13                                  Conditions

All of the representations, warranties, terms and conditions contained in this Agreement to be satisfied by the Company prior to the Closing Time or Option Closing Time, as applicable, shall be construed as conditions and any material failure by the Company to comply with any of such terms and conditions shall entitle any Underwriter to terminate its obligations hereunder to purchase the Offered Shares by written notice to that effect given to the Company prior to the Closing Time or the Option Closing Time, as applicable. It is understood and agreed that the Underwriters may waive in whole or in part, or extend the time for compliance with, any of such terms and conditions without prejudice to their rights in respect of any such terms and conditions or any other or subsequent breach or non-compliance; provided, however, that to be binding, any such waiver or extension must be in writing and signed by all of the Underwriters. If any Underwriter elects to terminate its obligations hereunder to purchase the Offered Shares as aforesaid, whether the reason for such termination is within or beyond the control of the Company, the liability and obligations of the Company hereunder shall be limited to the indemnity referred to in Section 9 hereof and the payment of expenses referred to in Section 10 hereof.

14                                  Survival

All warranties, representations, covenants and agreements of the Company herein contained or contained in any other Transaction Documents shall survive the purchase by the Underwriters of the Offered Shares and shall continue in full force and effect for the period hereinafter described, regardless of any investigation which the Underwriters may carry out or which may be carried out on behalf of the Underwriters or otherwise and notwithstanding any subsequent disposition by the Underwriters of the Offered Shares. Such warranties, representations, covenants and agreements of the Company shall survive for such maximum period of time as the Underwriters may be entitled to commence an action, or exercise a right of rescission, with respect to a misrepresentation contained in the U.S. Prospectuses, the Canadian Prospectuses, or an Amendment or either of them, pursuant to applicable Securities Laws in any of the Qualifying Jurisdictions.

15                                  Lock-Up Period

If the Offering is completed, the Company shall not issue, negotiate or enter into any agreement to sell or issue or announce the issue of, any equity securities of the Company, other than: (i) as contemplated herein; (ii) pursuant to the grant of options in the normal course pursuant to the Company’s employee stock option plan, the issuance of securities in the normal course pursuant to the Company’s restricted share unit plan (“RSU Plan”), the issuance of common shares upon exercise or redemption of such options or restricted share units, as applicable, or issuance of securities pursuant to the exercise or conversion, as the case may be, of options or securities of the Company outstanding on the date hereof; (iii) or an issuance of options or securities in connection with a bona fide acquisition by the Company (other than a direct or indirect acquisition, whether by way of one or more transactions, of an entity all or substantially all of the assets of which are cash, marketable securities or financial in nature or an acquisition that is structured primarily to defeat the intent of this provision), for a period of 90 days following the Closing Date, without the prior written consent of CFCC on behalf of the Underwriters, such consent not to be unreasonably withheld.

Notwithstanding the foregoing, if (1) during the last 17 days of the Lock-Up Period the Company issues an earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of the Lock-Up Period the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, the restrictions imposed by the immediately preceding paragraph shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, as applicable, unless the Lead Underwriter waives, in writing, such extension. The Company will provide the Lead Underwriter, and each officer and director of the Company with prior notice of any such announcement that gives rise to an extension of the Lock-Up Period.

16                                  No Fiduciary Duty

The Company hereby acknowledges and agrees that in connection with this offering, sale of the Offered Shares or any other services the Underwriters may be deemed to be providing hereunder, notwithstanding any pre-existing relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Underwriters: (a) no fiduciary or agency relationship between the Company and any other person, on the one hand, and the Underwriters, on the other, exists; (b) the Underwriters are not acting as advisors, expert or otherwise, to the Company, including, without limitation, with respect to the determination of the public offering price of the Offered Shares, and such relationship between the Company, on the one hand, and the Underwriters, on the other, is entirely and solely commercial, based on arms-length negotiations; (c) any duties and obligations that the Underwriters may have to the Company shall be limited to those duties and obligations specifically stated herein; and (d) the Underwriters and their respective affiliates may have interests that differ from those of the Company. The Company hereby waives any claims that the Company may have against the Underwriters with respect to any breach of fiduciary duty in connection with this offering.

17                                  Research Analyst Independence

The Company acknowledges that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold views and make statements or investment recommendations and/ or publish research reports with respect to the Company and/ or the offering that differ from the views of their respective investment banking divisions. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company by such Underwriters’ investment banking divisions. The Company acknowledges that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.

18                                  Authority of Lead Underwriter

All steps which must or may be taken by the Underwriters in connection with this Agreement, but with the exception of the steps contemplated by Sections 9, 11, 12, and 13, may be taken by the Lead Underwriter, acting on the Underwriters’ behalf, and this is the Company’s authority for dealing solely with, and accepting notification from, the Lead Underwriter with respect to any such steps on their behalf. In any event, the Lead Underwriter will consult with the other Underwriters before taking any steps on their behalf in reliance upon the authority in this Section 18.

19                                  Notice

Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be personally delivered or sent by facsimile on a Business Day to the following addresses:

in the case of the Company:

Ur-Energy Inc.

10758 W. Centennial Road

Suite 200

Littleton, Colorado 80127

United States

Attention:                                         Jeffrey Klenda

Facsimile Number: (720) 981-5643

with a copy to:

Fasken Martineau DuMoulin LLP

Suite 1300

55 Metcalfe Street

Ottawa, Ontario K1P 6L5

Canada

Attention:                                         Virginia Schweitzer

Facsimile Number: (613) 230-6423

And

Davis Graham & Stubbs LLP

1550 17th Street

Suite 500

Denver, Colorado 80202

United States

Attention:                                         Brian Boonstra

Facsimile Number: (303) 893-1379

in the case of Underwriters:

Cantor Fitzgerald Canada Corporation

181 University Avenue

Suite 1500

Toronto, Ontario

M5H 3M7

Canada

Attention:                                         Graham Moylan

Facsimile Number: (416) 350-2985

with a copy to:

Stikeman Elliott LLP

5300 Commerce Court West

199 Bay Street

Toronto, Ontario M5L 1B9

Canada

Attention:                                         Simon Romano

Facsimile Number: (416) 947-0866

And

Cooley LLP

1114 Avenue of the Americas

New York, NY 10036

Attention:                                         Daniel I. Goldberg , Esq.

Facsimile Number: (212) 479-6275

And

Cantor Fitzgerald & Co.

110 East 59th Street

New York, NY 10022

Attention:                                         Legal Department

Facsimile Number: (212) 829-4708

The Company or any Underwriter may change its address for notice by notice given in the manner aforesaid. Any such notice or other communication shall be deemed to have been given on the day on which it was delivered or sent by facsimile if received during normal business hours; otherwise it shall be deemed to have been received by 9:00 a.m. (local time) on the next Business Day.

20                                  TMX Group

The Company hereby acknowledges that Dundee Securities Ltd. or an affiliate thereof, owns or controls an equity interest in TMX Group Limited (the “TMX Group”) and has a nominee director serving on the TMX Group’s board of directors. As such, Dundee Securities Ltd. may be considered to have an economic interest in the listing of securities on any exchange owned or operated by the TMX Group, including the TSX, TSX Venture Exchange and the Alpha Exchange. No person or company is required to obtain products or services from the TMX Group or its affiliates as a condition of any such dealer supplying or continuing to supply a product or service.

21                                  Time of Essence

Time shall be of the essence of this Agreement.

22                                  Governing Law

This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein and the courts of such province shall have non-exclusive jurisdiction over any dispute hereunder.

23                                  Entire Agreement

This Agreement, including the schedules hereto, constitutes the entire agreement among the Underwriters and the Company relating to the subject matter of this Agreement and supersedes all prior agreements between those parties with respect to their respective rights and obligations in respect of the transactions contemplated under this Agreement.

24                                  CF US

It is acknowledged and agreed that CF US is a U.S. affiliate of CFCC that will be selling the Offered Shares in the United States on behalf of CFCC in accordance with Section 2.1, and is a party to this Agreement for the purpose of receiving the benefit of the representations, warranties and covenants made by the Company herein and enforcing the indemnity contained in Section 9 hereof as an Indemnified Party.

25                                  Counterparts

This Agreement may be executed in several counterparts, each of which when so executed shall be deemed to be an original and such counterparts together shall constitute one and the same instrument.

If the foregoing is in accordance with your understanding and is agreed to by you, will you please confirm your acceptance by signing the enclosed copies of this Agreement at the place indicated and returning the same to the Underwriters.

[Remainder of page left blank intentionally — signature pages follow]

CANTOR FITZGERALD CANADA CORPORATION

By:	/s/ Laurence Rose
Name: Laurence Rose
Title: President & CEO

CANTOR FITZGERALD & CO.

By:	/s/ Shawn P. Matthews
Name: Shawn P. Matthews
Title: Chief Executive Officer

RAYMOND JAMES LTD.

By:	/s/ Gavin McQuat
Name: Gavin McQuat
Title: Managing Director

DUNDEE SECURITIES LTD.

By:	/s/ John Esteireiro
Name: John Esteireiro
Title: Managing Director

Accepted and agreed to as of February 2, 2016.

UR-ENERGY INC.

By:	/s/ Jeffrey T. Klenda
Name: Jeffrey T. Klenda
Title: Acting Chief Executive Officer

“A”  - 60

Schedule “A”
Issuer Free Writing Prospectuses

See attached.

“A”  - 1

Exhibit “A “
Person Delivering Lock-Up Agreements

Directors

W. William Boberg

James Franklin

Gary C. Huber

Jeffrey T. Klenda

Paul Macdonell

Thomas Parker

Officers

James A. Bonner

John Cash

Penne Goplerud

Steve Hatten

Roger Smith

“A ” - 1

Exhibit “B”
Lock-Up Letter Agreement

FORM OF LOCK-UP AGREEMENT

                          , 2016

To:                             Cantor Fitzgerald Canada Corporation (“CFCC”)

Raymond James Ltd.

Dundee Securities Ltd.
(collectively, the “Underwriters”)

Re:                             Ur-Energy Inc. — Lock-up Agreement

Dear Sirs and Mesdames:

The undersigned understands that the Underwriters have entered into an underwriting agreement dated February 2, 2016 (the “Underwriting Agreement”) with UR-Energy Inc. (the “Company”) providing for a public offering of 12,000,000 common shares of the Company (“Common Shares”) at a price of US$0.50 per Common Share (the “Offering”). Initially capitalized terms not otherwise defined herein shall have the meaning given to them, respectively, in the Underwriting Agreement.

In consideration of the benefit that the Offering will confer upon the undersigned, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, during the period beginning from the date hereof and ending on the day that is 90 days following the Closing Date (the “Lock-Up Period”), the undersigned will not sell, transfer, pledge (except as previously disclosed to the Underwriters in writing), assign or otherwise dispose of any securities of the Company owned, directly or indirectly by the undersigned, without prior written consent of CFCC on behalf of the Underwriters, subject to the following exceptions: (i) if the Company receives an offer, which has not been withdrawn, to enter into a transaction or arrangement, or proposed transaction or arrangement, pursuant to which, if entered into or completed substantially in accordance with its terms, a party could, directly or indirectly acquire an interest (including an economic interest) in, or become the holder of, 100% of the total number of Common Shares, whether by way of takeover offer, scheme of arrangement, shareholder approved acquisition, capital reduction, share buyback, securities issue, reverse takeover, dual-listed Company structure or other synthetic merger, transaction or arrangement; or (ii) dispositions to any trust for the direct or indirect benefit of the undersigned and/or the immediate family of the undersigned, provided that such trust agrees in writing with the Underwriters to be bound by the terms of this lock-up agreement.

Notwithstanding the foregoing, on or after March 21, 2016, the undersigned will be entitled to sell or otherwise dispose of securities of the Company in connection with the redemption of certain restricted share units under the Company’s restricted share unit plan, as agreed to with the Underwriters on January 26, 2016 and as disclosed below.

“B” - 1

The undersigned understands that the Company and the Underwriters are relying upon this lock-up agreement in proceeding toward consummation of the Offering. The undersigned further understands that this lock-up agreement is irrevocable and shall be binding upon the undersigned’s legal representatives, successors and assigns, and shall enure to the benefit of the Company, the Underwriters and their legal representatives, successors and assigns.

The undersigned hereby represents and warrants that he or she has full power and authority to enter into this agreement, and that he or she will do all such acts and take all such steps as reasonably required in order to fully perform and carry out the provisions of this agreement. All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned.

This lock-up agreement will be governed by the laws of the Province of Ontario and the laws of Canada applicable therein.

This lock-up agreement may be executed by counterpart signatures (including counterparts by facsimile or other means of each electronic transmission) each of which shall be effective as original signatures.

[Signature page follows]

“B” - 2

Yours truly,

NAME OF SECURITYHOLDER:

(Name)

(Signature)	(Signature of Witness)

Number and type of securities of the Company subject to this lock-up agreement:

Number of restricted share units that the Underwriters have agreed may be settled for Common Shares on or after March 21, 2016:

Cantor Fitzgerald Canada Corporation hereby acknowledges this lock-up agreement, on behalf of the Underwriters, this      day of                            2016.

CANTOR FITZGERALD CANADA CORPORATION

Per:

Authorized Signing Officer

“B” - 3